Exhibit 2.2

FORM OF SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on July 7, 2024, by and among Paramount Global, a Delaware corporation (the “Company”), New Pluto Global, Inc., a newly formed Delaware corporation that is a wholly owned subsidiary of the Company (“Newco”), and the undersigned subscriber, referred to herein as the “Subscriber”.

WHEREAS, the Company and Newco have entered into a Transaction Agreement with Skydance Media, LLC, a California limited liability company (“Skydance”), the Upstream Blocker Holders (as defined therein), Pluto Merger Sub, Inc., a Delaware corporation and a wholly owned, direct subsidiary of Newco (“Paramount Merger Sub”), Pluto Merger Sub II, Inc., a Delaware corporation and a wholly owned, direct subsidiary of Newco (“Paramount Merger Sub II”), and Sparrow Merger Sub, LLC, a California limited liability company and a wholly owned, direct subsidiary of Newco (“Skydance Merger Sub”), dated as of July 7, 2024, providing for, among other transactions, a business combination of the Company and Skydance (as amended from time to time in accordance with its terms, the “Transaction Agreement”);

WHEREAS, pursuant to the Transaction Agreement, on the terms and subject to the conditions set forth therein, (A) on the day immediately prior to the Closing Date, in accordance with the General Corporation Law of the State of Delaware, Paramount Merger Sub shall merge with and into the Company, with the Company surviving the merger and becoming a wholly owned, direct subsidiary of Newco (the “Pre-Closing Paramount Merger”), and (B) on the Closing Date, (i) in accordance with the General Corporation Law of the State of Delaware, Paramount Merger Sub II shall merge with and into Newco, with Newco surviving the merger (the “New Paramount Merger”), (ii) following the New Paramount Merger, each Upstream Blocker Holder shall transfer all of the Upstream Blocker Securities (as defined in the Transaction Agreement) held by such Upstream Blocker Holder to Newco, and Newco shall acquire all of the Upstream Blocker Securities held by such Upstream Blocker Holder in exchange for Newco Class B Common Stock (as defined below) (the “Blocker Contribution and Exchange”) and (iii) following the Blocker Contribution and Exchange, in accordance with the California Revised Uniform Limited Liability Company Act, Skydance Merger Sub shall merge with and into Skydance, with Skydance surviving the merger and becoming, directly or indirectly, a wholly owned subsidiary of Newco (the “Skydance Merger” and, together with the New Paramount Merger, the “Closing Date Mergers” and the Closing Date Mergers, together with the Pre-Closing Paramount Merger, the “Mergers” and the Mergers, together with the other transactions contemplated by the Transaction Agreement, collectively, the “Transactions”);

WHEREAS, in connection with and immediately prior to the New Paramount Merger, Subscriber desires to subscribe for and purchase from Newco, and Newco desires to issue and sell to Subscriber in consideration of the payment of the Purchase Price (as defined below) by or on behalf of Subscriber to Newco, (A) the number of newly issued shares of Newco’s Class B common stock, par value $0.001 per share (the “Newco Class B Common Stock”), set forth on the signature page hereto, as may be adjusted in accordance with Section 1 (the “Subscribed Shares”), for a purchase price of $15.00 per share (the “Per Share Price” and the aggregate of such Per Share Price for all Subscribed Shares, being referred to herein as the “Purchase Price”), and (B) the number of warrants set forth on the signature page hereto comprising the right to subscribe for one share of Newco Class B Common Stock at an exercise price of $30.50 per share and with an expiration date that is five (5) years from the date of issuance of such Warrant (the “Subscribed Warrants” and the Subscribed Warrants together with the Subscribed Shares, the “Subscribed Securities”), in accordance with, and having the terms and conditions set out in, a warrant agreement substantially in the form attached hereto as Exhibit A (the “Warrant Agreement” and the warrants granted pursuant to the Warrant Agreement, the “Warrants”);

WHEREAS, concurrently with the execution of this Subscription Agreement, the Company and Newco are entering into subscription agreements (the “Other Subscription Agreements” and together with the Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other

Subscribers” and together with Subscriber, the “Subscribers”), which are on substantially the same terms as the terms of this Subscription Agreement, pursuant to which such Subscribers have agreed to purchase, on the closing date of, and immediately prior to the New Paramount Merger, inclusive of the Subscribed Shares, (A) an aggregate amount of up to 400,000,000 shares of Newco Class B Common Stock, at the Per Share Price, as may be adjusted in accordance with Section 1 of each Other Subscription Agreement (such amount, the “Total Subscribed Shares”), and (B) an aggregate amount of up to 200,000,000 Warrants;

WHEREAS, concurrently with the execution and delivery of this Subscription Agreement, and as a condition and inducement to the Company’s willingness to enter into this Subscription Agreement, (a) Subscriber has delivered to the Company a limited guarantee (the “Limited Guarantee”) from [•], a [•] (the “Guarantor”), in favor of the Company and pursuant to which, subject to the terms and conditions contained therein, the Guarantor is guaranteeing certain obligations of Subscriber in connection with this Subscription Agreement and (b) [•], a [•] (the “Other Guarantor”), has delivered to the Company a limited guarantee on substantially the same terms as the Limited Guarantee (the “Other Limited Guarantee”); and

WHEREAS, in connection with the Transactions, (a) Guarantor has entered into that certain equity commitment letter, dated as of the date hereof (the “Equity Commitment Letter”), to provide to Subscriber, subject to the terms and conditions therein, cash to fund the full amount of the Purchase Price (the “Equity Financing”) and (b) the Other Guarantor has delivered to the Other Subscribers an equity commitment letter on substantially the same terms as the Equity Commitment Letter (the “Other Equity Commitment Letter”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. This Subscription Agreement provides for a subscription discount of 1.875 percent (the “Subscription Discount”) of the Subscriber’s Pro Rata Share of the Balance Sheet Amount (each as defined below). Subject to the terms and conditions hereof, at the Closing (as defined below), Subscriber hereby agrees to purchase, and Newco hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price less the Subscription Discount (the “Closing Payment”), the Subscribed Securities (the “Subscription”). Notwithstanding anything to the contrary herein, the number of Subscribed Shares will be reduced by a number of shares of Newco Class B Common Stock equal to Subscriber’s Pro Rata Share of the Excess Shares, rounded down to the nearest whole share. “Pro Rata Share” means the quotient (expressed as a percentage) of (a) the number of Subscribed Shares divided by (b) the number of Total Subscribed Shares, in each case, prior to taking into account any reduction pursuant to this Section 1 or Section 1 of the Other Subscription Agreements. “Excess Shares” means a number of shares of Newco Class B Common Stock equal to the amount by which (A) the quotient of (i) the sum of (x) the product of (1) the number of shares of Company Class A Common Stock (as defined below) as to which a Class A Stock Election has been properly made and not revoked or deemed revoked pursuant to the Transaction Agreement multiplied by (2) the Class A Cash Consideration (this clause (x) the “Class A Excess Cash”) plus (y) the product of (1) the amount, if any, by which the Maximum Class B Cash Share Number exceeds the Class B Cash Election Number (as defined in the Transaction Agreement) multiplied by (2) the Class B Cash Consideration (this clause (y), the “Class B Excess Cash”), in each case, as such terms are defined in the Transaction Agreement, divided by (ii) the Per Share Price, exceeds (B) 100,000,000. The “Balance Sheet Amount” means the lesser of (A) $3,000,000,000 and (B) $1,500,000,000 plus the sum of (i) the Class A Excess Cash and (ii) the Class B Excess Cash.

2. Closing.

(a) The consummation of the Subscription contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the New Paramount Merger and the Skydance Merger and shall occur on the Closing Date.

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(b) At least five (5) Business Days (as defined below) before the anticipated date of the Closing (the “Closing Date”), Newco shall deliver written notice to Subscriber (the “Closing Notice”) specifying (i) the anticipated Closing Date and (ii) the wire instructions for delivery of the Closing Payment to Newco. No later than two (2) Business Days prior to the Closing Date, Subscriber shall deliver to Newco such information as is reasonably requested in the Closing Notice in order for Newco to issue the Subscribed Securities to Subscriber, including, without limitation, the legal name of the person in whose name the Subscribed Securities are to be issued. On the Closing Date, upon satisfaction (or waiver, to the extent permitted by applicable law) of the conditions set forth in this Section 2, Subscriber shall deliver the Closing Payment for the Subscribed Shares by wire transfer of United States dollars in immediately available funds to the account specified by Newco in the Closing Notice, and Newco shall deliver to Subscriber at the Closing, the Subscribed Securities in book entry form, free and clear of any liens or other restrictions (other than those arising under state or federal securities laws or those created by Subscriber), in the name of Subscriber (or its nominee in accordance with its delivery instructions), and evidence from Newco’s transfer agent of the issuance to Subscriber of the Subscribed Securities on and as of the Closing Date. For the purposes of this Subscription Agreement, “Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks in the State of New York and in the State of California are authorized or required by applicable law to be closed.

(c) The Closing shall be subject to the satisfaction (or waiver, to the extent permitted by applicable law, by the Company, on the one hand, and by Subscriber, on the other hand), on or prior to the Closing Date, of the following conditions:

(i) all conditions precedent to the closing of the Transactions as set forth in Sections 8.1, 8.2 and 8.3 of the Transaction Agreement shall have been satisfied (or waived to the extent permitted by applicable law);

(ii) the substantially concurrent consummation of the Closing Date Mergers and Blocker Contribution and Exchange in accordance with the terms of the Transaction Agreement;

(iii) the prior or substantially concurrent funding of the purchase price by each of the Other Subscribers pursuant to the Other Subscription Agreements;

(iv) the execution and delivery by the parties thereto of the Registration Rights Agreement, the term sheet for which is attached as Exhibit D to the Transaction Agreement; and

(v) (a) no injunction or similar order by any Governmental Body (as defined in the Transaction Agreement) having jurisdiction over any party hereto or any of its subsidiaries (whether temporary, preliminary or permanent) shall have been issued that prohibits the consummation of the Subscription or that would impose a Burdensome Effect (as defined in the Transaction Agreement) and shall continue to be in effect, and (b) no Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Body (as defined in the Transaction Agreement) having jurisdiction over any party hereto or any of its subsidiaries that has the effect of making the Subscription illegal or otherwise prohibiting consummation of the Subscription or imposing any Burdensome Effect.

(d) The obligation of Newco to consummate the Closing shall be subject to the satisfaction (or waiver, to the extent permitted by applicable law, by Newco), at the Closing, of the following additional conditions:

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(i) the representations and warranties of Subscriber set forth in (a) Section 4(a), Section 4(b), Section 4(d), Section 4(f), Section 4(g), Section 4(i), Sections 4(k) through 4(r), Section 4(t) and Section 4(u) shall be true and correct in all material respects, both when made and at and as of the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); (b) Section 4(w) shall be true and correct, both when made and at and as of the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); and (c) the other representations and warranties of Subscriber set forth in Section 4 (disregarding all materiality and Subscriber Material Adverse Effect qualifications contained therein) shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except with respect to this clause (c) where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Subscriber Material Adverse Effect; and

(ii) Subscriber shall have performed in all material respects all obligations required to be performed by it under this Subscription Agreement at or prior to the Closing.

(e) The obligation of Subscriber to consummate the Closing shall be subject to the satisfaction (or waiver, to the extent permitted by applicable law, by Subscriber), at the Closing, of the following additional conditions:

(i) The representations and warranties of the Company and Newco set forth in (a) the first four sentences of Section 3(h) shall be true and correct (except for de minimis inaccuracies), both when made and at and as of the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); (b) Section 3(r) shall be true and correct in all respects, both when made and at and as of the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); (c) the first sentence of Section 3(a), Section 3(b), Section 3(c), Section 3(h) (other than the first four sentences of Section 3(h)), Section 3(i) and Section 3(o) shall be true and correct in all material respects, both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); and (d) the other representations and warranties of the Company and Newco set forth in Section 3 (disregarding all materiality and Company Material Adverse Effect qualifications contained therein) shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except with respect to this clause (d) where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; and

(ii) the Company and Newco shall have performed in all material respects all obligations required to be performed by each of the Company and Newco under this Subscription Agreement at or prior to the Closing.

(f) Prior to or at the Closing, Subscriber shall deliver to Newco all such other information as is reasonably requested in order for Newco to issue the Subscribed Securities to Subscriber, including a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8, as applicable.

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3. Company and Newco Representations and Warranties. The Company and Newco represent and warrant to Subscriber that (it being understood that each representation and warranty in this Section 3 is subject to (a) the exceptions and disclosures set forth in the Paramount Disclosure Letter (as defined in the Transaction Agreement) (subject to Section 10.12 of the Transaction Agreement) and (b) the disclosures set forth in the SEC Reports (as defined below) filed or furnished on or after January 1, 2022 and prior to the date of this Subscription Agreement, other than any cautionary or forward-looking information in the “Risk Factors” or “Forward-Looking Statements” sections of such SEC Reports):

(a) Each of the Company and Newco is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all necessary power and authority to (i) conduct its business in the manner in which its business is currently being conducted, (ii) own and use its assets in the manner in which its assets are currently owned and used and (iii) perform its obligations under all Contracts (as defined in the Transaction Agreement) by which it is bound, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each of the Company and Newco is qualified or licensed to do business as a foreign entity, and is in good standing (to the extent a concept of “good standing” is recognized), in each jurisdiction where the nature of its business requires such qualification or licensing, except where the failure to be so qualified, licensed, or in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. For purposes of this Subscription Agreement, a “Company Material Adverse Effect” means any effect, event, change, occurrence, development, condition or circumstance (each, an “Effect” and, collectively, “Effects”) that, individually or in the aggregate with all other Effects, has had or would reasonably be expected to have a material adverse effect on the business, financial condition, or results of operations of the Company and its subsidiaries, taken as a whole; provided, that no Effect to the extent arising out of or resulting from any of the following shall be deemed either alone or in combination to constitute a Company Material Adverse Effect, and none of the following shall be taken into account in determining whether there is, or would reasonably be expected to be, a Company Material Adverse Effect: (a) any change in the market price or trading volume of the Company’s securities or any change in the credit ratings or the ratings outlook for the Company or any of its subsidiaries (it being agreed, however, that (i) the underlying facts or occurrences giving rise to or contributing to any such changes in market price, trading volume, credit ratings or ratings outlook and (ii) the financial impact of any such change in credit ratings or ratings outlook, in each case, may be taken into account in determining whether there has been or will be a Company Material Adverse Effect); (b) the execution of this Subscription Agreement or the Transaction Agreement or the terms of this Subscription Agreement or the Transaction Agreement (including the identity of Subscriber, Skydance or any Skydance Member or any affiliate of the foregoing), including the impact of the foregoing on the relationships with officers, employees, guilds, labor unions, works councils, customers, franchisees, suppliers, distributors, partners, lenders and other financing sources, Governmental Bodies, or others having business relationships with the Company (other than for purposes of any representation or warranty in Sections 3(d) and (e) or condition to Closing related thereto but subject to disclosures in Section 3.4 of the Paramount Disclosure Letter); (c) general changes or developments in the industries in which the Company or any of its subsidiaries operates (including labor disruptions) or in the economy generally or other general market conditions; (d) any change in financial, credit, securities or capital market conditions, whether globally, in the United States or in any other country or region in the world, including interest rates, foreign exchange or exchange rates, fluctuations in the value of any currency and any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any security exchange or over-the-counter market; (e) any domestic, foreign or global political or social condition (including any actual or potential sequester, stoppage, shutdown, default, sanction or similar event or occurrence by or involving any Governmental Body affecting a national or federal government as a whole), any act of terrorism, war (whether or not

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declared), civil unrest, civil disobedience, riots, protests, public demonstrations, strikes, insurrection, national or international calamity, sabotage or terrorism (including cyberattacks, cyber intrusions, cyberterrorism or other cybersecurity breaches), pandemic or epidemic (including SARS-CoV-2 or COVID-19 and any evolution or variant thereof or any related or associated epidemic, pandemic, or disease outbreak (“COVID-19”) and compliance by the Company or any of its subsidiaries with any quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety or similar laws, directives, restrictions, guidelines, responses, or recommendations of, or promulgated by, any Governmental Body, including the Centers for Disease Control and Prevention and the World Health Organization, or other reasonable actions taken, in each case, in connection with or in response to COVID-19), or other outbreaks of diseases or quarantine restrictions, or any other similar event, any volcano, tsunami, earthquake, hurricane, tornado, other natural or man-made disaster, weather-related event, or act of God or other national or international calamity, or any other force majeure event (and, in each case, including any escalation or worsening thereof and any action taken by any Governmental Body in response to any of the foregoing); (f) the failure of the Company to meet any internal, published, or analyst’s projection, expectation, forecast, performance, estimate or prediction in respect of revenues, earnings, or other financial or operating metrics for any period (it being agreed, however, that the underlying facts or occurrences giving rise to or contributing to such failure may be taken into account in determining whether there has been or will be a Company Material Adverse Effect); (g) any change after the date hereof in, or any compliance with or action taken for the purpose of complying with, any change in Law or U.S. generally accepted accounting principles after the date hereof, including the adoption, implementation, promulgation, repeal, modification, interpretation, reinterpretation, or proposal of any federal, state, local, municipal, foreign, multinational, or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, rule, regulation, or other legal requirement issued, enacted, adopted, promulgated, implemented, or otherwise put into effect by or under the authority of any Governmental Body or under the authority of The Nasdaq Stock Market LLC (“Nasdaq”), or any judgment, order, ruling, decision, writ, injunction, decree, ruling, verdict or arbitration award of, or any conciliation or other agreement with, any Governmental Body (collectively, “Law”) or new requirement under U.S. generally accepted accounting principles after the date hereof; (h) any action taken or omitted by the Company or any of its subsidiaries in accordance with the written request or direction of Skydance, or the taking or omission by the Company or any subsidiary of any action or omission in accordance with the Transaction Agreement or this Subscription Agreement that the Company or any subsidiary is specifically required to take or omit from taking; or (i) any Legal Proceeding (as defined in the Transaction Agreement) commenced after the date hereof by a securityholder of the Company (on its own behalf or on behalf of the Company) arising out of this Agreement, the Transaction Agreement or the Transactions; provided, however, that the exceptions set forth in subclauses (c), (d), (e) and (g), shall only apply to the extent that such Effect does not have a materially disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, compared to other companies that operate in the industry in which Company and its subsidiaries operate (in which case only the incremental disproportionate adverse effect may be taken into account in determining whether there has occurred a Company Material Adverse Effect).

(b) The Subscribed Securities and the Newco Class B Common Stock underlying the Subscribed Warrants, have been duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement or the Warrant Agreement, as applicable, will be validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive or similar rights created under Newco’s organizational documents or the laws of its jurisdiction of incorporation.

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(c) This Subscription Agreement (including the transactions contemplated herein) has been duly authorized and validly executed and delivered by each of the Company and Newco, and assuming the due authorization, execution and delivery of the same by Subscriber, this Subscription Agreement shall constitute the valid and legally binding obligation of the Company and Newco, respectively, enforceable against each of the Company and Newco in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally or by the availability of specific performance, injunctive relief and other equitable remedies, whether considered at law or equity.

(d) Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 4, the execution and delivery of this Subscription Agreement, the issuance and sale of the Subscribed Securities and the performance by the Company and Newco of its obligations under this Subscription Agreement (including compliance by the Company and Newco with all of the provisions of this Subscription Agreement) and the consummation of the transactions contemplated herein do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or Newco pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or Newco is a party or by which the Company or Newco is bound or to which any of the property or assets of the Company or Newco is subject; (ii) the organizational documents of the Company or Newco; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company, Newco or any of their respective properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Company Material Adverse Effect.

(e) Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 4, neither the Company nor Newco is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including Nasdaq) or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Securities and the shares of Newco Class B Common Stock underlying the Subscribed Warrants), other than (i) filings required by applicable state securities laws, (ii) the filing of any registration statement registering the Subscribed Shares and the shares of Newco Class B Common Stock underlying the Subscribed Warrants for resale, (iii) other required filings with the Securities and Exchange Commission (the “Commission”) and other regulatory authorities relating to the Transaction, (iv) those required by Nasdaq, including with respect to the filing of a Nasdaq Listing of Additional Shares notification form, (v) the Requisite Regulatory Approvals (as defined in the Transaction Agreement) as provided under the Transaction Agreement and (vi) those the failure of which to obtain or make would not reasonably be expected to have a Company Material Adverse Effect.

(f) Except for such matters as have not had and would not reasonably be expected to have a Company Material Adverse Effect, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of the Company or Newco, threatened in writing against the Company or Newco or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against the Company or Newco.

(g) Since January 1, 2021, all reports, statements, schedules, prospectuses, proxy statements, registration statements and other documents, as of their respective dates, required to be filed by the Company with the Commission prior to the date of this Subscription Agreement (the “SEC Reports”) complied in all material respects with the requirements of the Securities Act of

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1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has timely filed each SEC Report since January 1, 2021. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. There are no material outstanding or unresolved comments in comment letters from the Staff of the Commission with respect to any of the SEC Reports.

(h) The authorized capital stock of the Company consists of 5,000,000,000 shares of Class B common stock, par value $0.001 per share (the “Company Class B Common Stock”), of which 625,998,351 shares of Company Class B Common Stock are issued and outstanding as of the close of business on July 2, 2024 (the “Reference Date”), 55,000,000 shares of Class A common stock, par value $0.001 per share (“Company Class A Common Stock” and, together with the Company Class B Common Stock, the “Company Common Stock”), of which 40,702,775 shares of Company Class A Common Stock are issued and outstanding as of the close of business on the Reference Date, and 25,000,000 preferred shares, par value $0.001 per share (“Company Preferred Shares”), none of which have been issued or are outstanding as of the close of business on the Reference Date. As of the close of business on the Reference Date, 21,697 shares of Company Class A Common Stock and 455,433,523.551 shares of Company Class B Common Stock were held in treasury. Since immediately prior to the close of business on July 2, 2024, through the date hereof, no shares of Company Class A Common Stock or Company Class B Common Stock have been issued except to the extent any such shares have been issued pursuant to (i) the vesting of any awards or (ii) exercises of stock options, in each case referred to in this Section 3(h). All of the outstanding Company Common Stock has been duly authorized and validly issued and are fully paid and nonassessable and were created in accordance with applicable Law, the Company’s certificate of incorporation and bylaws and any agreement to which it is a party. The Company Common Stock has been issued in compliance in all material respects with all applicable federal securities laws and all applicable foreign and state securities or “blue sky” laws. As of the Reference Date, except as set forth in any of the organizational documents of the Company or in the SEC Reports: (i) no outstanding Company Common Stock is entitled or subject to any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance, or any similar right; (ii) no outstanding Company Common Stock is subject to any right of first refusal in favor of the Company; (iii) no outstanding bond, debenture, note, or other Indebtedness (as defined in the Transaction Agreement) of the Company has a right to vote on any matter on which stockholders of the Company have a right to vote; and (iv) no Company Contract (as defined in the Transaction Agreement) restricts any person from purchasing, selling, pledging, or otherwise disposing of (or from granting any option or similar right with respect to), any Company Common Stock. As of the Reference Date, except as set forth in the organizational documents of the Company or in the SEC Reports, the Company is not under any obligation, nor is it bound by any Contract pursuant to which it may become obligated, to repurchase, redeem, or otherwise acquire any outstanding Company Common Stock. As of the close of business on the Reference Date, (i) 22,878,380.73 shares of Company Class B Common Stock are subject to issuance upon settlement of outstanding Company restricted stock unit awards; (ii) 5,706,245 shares of Company Class B Common Stock (assuming target level of performance) or 7,721,031 shares of Company Class B Common Stock (assuming maximum level of performance) are subject to issuance upon

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settlement of outstanding Company performance stock unit awards; (iii) 3,185,171 shares of Company Class B Common Stock are subject to issuance upon the exercise of outstanding Company stock options and (iv) 76,433 Paramount Notional Units (as defined in the Transaction Agreement) representing 76,433 shares of Company Class A Common Stock and 1,836,684.39 Paramount Notional Units representing an equivalent of 400,987.86 shares of Company Class B Common Stock under the Paramount DC Plans (each as defined in the Transaction Agreement). Other than as set forth above, there is no issued, reserved for issuance, outstanding or authorized stock option, restricted stock unit award, restricted stock award, stock appreciation, phantom stock, profit participation, or similar right, or compensatory equity or equity-linked award with respect to the Company or any of its subsidiaries to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound. As of the close of business on the Reference Date, except as set forth above and pursuant to (A) the Other Subscription Agreements, and (B) the Transaction Agreement, there is no: (i) outstanding share of capital stock or other equity interest in the Company; (ii) outstanding subscription, option, call, warrant, right (whether or not currently exercisable) or agreement to acquire any share of capital stock or other equity interest, restricted stock unit, stock-based performance unit, or any other right that is linked to, or the value of which is based on or derived from the value of any share of capital stock or other securities of the Company, in each case, issued by the Company or to which the Company is bound, except as set forth in the organizational documents of the Company; (iii) outstanding security, instrument, bond, debenture, note, or obligation that is or may become convertible into or exchangeable for any share of the capital stock or other securities of the Company; or (iv) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract (as defined in the Transaction Agreement) under which the Company is or may become obligated to sell or otherwise issue any share of its capital stock or any other security. As of the date hereof, the Company Common Stock constitute the only outstanding classes of securities of the Company registered under the Exchange Act.

(i) As of the date hereof, the authorized share capital of Newco consists of 1,000 shares of common stock, par value $0.001 per share, all of which are issued and outstanding as of the close of business on the Reference Date. All of the outstanding capital stock of Newco is, and prior to the effective time of the Paramount Merger will be, owned by the Company, free and clear of all encumbrances and has been duly authorized and validly issued and is fully paid and nonassessable. As of the date hereof, except as set forth above and pursuant to the Transaction Agreement and the Other Subscription Agreements, there is no (i) outstanding share of capital stock or other equity interest in Newco; (ii) outstanding subscription, option, call, warrant, right (whether or not currently exercisable), agreement to acquire any share of capital stock or other equity interest, restricted stock unit, stock-based performance unit, or any other right that is linked to, or the value of which is in any way based on or derived from the value of any share of capital stock or other securities of Newco, in each case, issued by Newco or to which Newco is bound; or (iii) outstanding security, instrument, bond, debenture, note, or obligation that is or may become convertible into or exchangeable for any share of the capital stock or other securities of Newco. Newco has not conducted any business prior to the date of this Subscription Agreement and has no, and prior to the effective time of the Pre-Closing Paramount Merger will have no, assets, liabilities or obligations of any nature other than those necessary for its incorporation and pursuant to the Transactions.

(j) The issued and outstanding shares of Company Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbols “PARA” and “PARAA”, as applicable. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the Commission with respect to any intention by such entity to deregister the shares of

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Company Common Stock or prohibit or terminate the listing of the shares of Company Common Stock on Nasdaq.

(k) Upon consummation of the Transactions, the issued and outstanding shares of Newco Class B Common Stock will be registered pursuant to Section 12(b) of the Exchange Act and will be listed for trading on Nasdaq.

(l) Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Subscribed Securities by Newco to Subscriber in the manner contemplated by this Subscription Agreement.

(m) Neither the Company, Newco nor any person acting on their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Subscribed Securities. The Subscribed Securities are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(n) No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or Newco, except for a Disqualification Event as to which Rule 506(d)(2)(ii – iv) or (d)(3) is applicable.

(o) No broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Subscribed Shares to Subscriber.

(p) Neither the Company nor Newco is, and immediately after receipt of payment for the Subscribed Shares by Newco, will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(q) The Company and Newco are both in compliance with all applicable laws and, to the knowledge of the Company and Newco, have not received any written communication from a governmental entity that alleges that the Company or Newco is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(r) Since December 31, 2023, and through the date of this Subscription Agreement, there has not occurred any Company Material Adverse Effect.

4. Subscriber Representations and Warranties. Subscriber represents and warrants to the Company and Newco that:

(a) Subscriber (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and (ii) has the requisite power and authority to enter into and perform its obligations under this Subscription Agreement.

(b) This Subscription Agreement (including the transactions contemplated herein) has been duly authorized and validly executed and delivered by Subscriber, and assuming the due authorization, execution and delivery of the same by the Company and Newco, this Subscription Agreement shall constitute the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and by the availability of specific performance, injunctive relief and other equitable remedies, whether considered at law or equity.

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(c) Assuming the accuracy of the representations and warranties of the Company and Newco in this Subscription Agreement, the execution and delivery of this Subscription Agreement, the purchase of the Subscribed Shares and performance by Subscriber of its obligations under this Subscription Agreement (including the compliance by Subscriber with all of the provisions of this Subscription Agreement) and the consummation of the transactions contemplated herein do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have, individually or in the aggregate, a Subscriber Material Adverse Effect. For purposes of this Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Subscriber that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Subscriber’s ability to consummate the transactions contemplated hereby, including the purchase of the Subscribed Securities.

(d) Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Annex A, (ii) is acquiring the Subscribed Securities only for its own account and not for the account of others, or if Subscriber is subscribing for the Subscribed Securities as a fiduciary or agent for one or more investor accounts, each owner of such accounts is independently a “qualified institutional buyer” or an “accredited investor” (each as defined above) and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Subscribed Securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and has provided the Company and Newco with the requested information on Annex A following the signature page hereto and such information provided is accurate and complete). Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Securities.

(e) [Except for [•],] Subscriber is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Subscription Agreement.

(f) Subscriber understands that the Subscribed Shares and the Newco Class B Shares underlying the Subscribed Warrants are non-voting common stock of Newco. Accordingly, Subscriber may not have the ability to affect the outcome of corporate actions via its ownership of the Subscribed Shares or the Newco Class B Shares underlying the Subscribed Warrants.

(g) Subscriber understands that the Subscribed Securities are being offered by Newco in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Securities have not been registered under the Securities Act. Subscriber understands that the Subscribed Securities issued by Newco may not be offered, sold or otherwise transferred by Subscriber absent an effective registration statement under the Securities Act, except (i) to Newco or a subsidiary thereof, (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act (including, without limitation, Rule 144 or a private resale

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pursuant to the so-called “Section 4(a)(1 1⁄2)”), or (iii) an ordinary course pledge such as a broker lien over account property generally and, in each of cases (i)-(iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and as a result of these transfer restrictions, Subscriber may not be able to readily resell the Subscribed Securities and may be required to bear the financial risk of an investment in the Subscribed Securities for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Securities. Subscriber acknowledges and agrees that, at the time of issuance by Newco, the certificate or book entry position representing the Subscribed Securities will bear or reflect, as applicable, a legend substantially similar to the following:

“THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY AGREES THAT THIS SECURITY MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ONLY (I) PURSUANT TO ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (III) TO NEW PLUTO GLOBAL, INC., IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.”

(h) Subscriber understands and agrees that Subscriber is purchasing the Subscribed Securities directly from Newco. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Subscriber by the Company, Newco or any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives, any other party to the Transactions or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company and Newco expressly set forth in this Subscription Agreement.

(i) Subscriber’s acquisition and holding of the Subscribed Shares will not be constitute or result in a non-exempt prohibited transaction under section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), section 4975 of the Internal Code of 1986, as amended (the “Code”), or any applicable similar law.

(j) Subscriber is not (i) a person or entity named on any sanctions list maintained by (A) the U.S. Department of the Treasury’s Office of Foreign Assets Control, including the List of Specially Designated Nationals and Blocked Persons, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identifications List, (B) the European Union, (C) the United Nations Security Council, (D) the government of the United Kingdom, including His Majesty’s Treasury, or (E) any individual European Union member state (clauses (A)-(E), collectively, “Sanctions Bodies”), (ii) 50% or more owned or controlled by, or acting on behalf of, a person, that is named on any sanctions list maintained by any Sanctions Bodies, (iii) operating, organized, resident in any jurisdiction subject to comprehensive territory-wide sanctions administered by any Sanctions Bodies, currently Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, the so-called Luhansk Peoples Republic, the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, the Crimea region of Ukraine (each a “Sanctioned Country”), (iv) the government of a Sanctioned Country or the Government of Venezuela or (v) otherwise the target of sanctions administered by any Sanctions Bodies.

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(k) If Subscriber is acting on behalf of (i) an employee benefit plan that is subject to Title I of ERISA, (ii) a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code, (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”), or (iv) an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws” and together with the ERISA Plans, the “Plans”), then Subscriber represents and warrants that none of the Company, Newco or any of their respective affiliates (the “Transaction Parties”) has provided investment advice or has otherwise acted as the Plan’s fiduciary with respect to its decision to acquire and hold the Subscribed Shares, and none of the Transaction Parties is or shall at any time be the Plan’s fiduciary with respect to any decision in connection with Subscriber’s investment in the Subscribed Shares.

(l) In making its decision to purchase the Subscribed Securities, Subscriber has relied solely upon independent investigation made by Subscriber. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Securities, including with respect to the Company, Newco and the Transactions. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Securities.

(m) Subscriber became aware of this offering of the Subscribed Securities solely by means of direct contact between Subscriber, on the one hand, and the Company, Newco, or their respective representatives or affiliates, on the other hand, and the Subscribed Securities were offered to Subscriber solely by direct contact between Subscriber and the Company, Newco, or their respective representatives or affiliates. Subscriber did not become aware of this offering of the Subscribed Securities, nor were the Subscribed Securities offered to Subscriber, by any other means. Subscriber acknowledges that the Subscribed Shares (i) were not offered to it in any form of general solicitation or general advertising, including methods described in Section 502(c) of Regulation D under the Securities Act, and (ii) are not being offered to it in a manner involving a public offering under, or, to its knowledge, in a distribution in violation of, the Securities Act or any other applicable securities laws.

(n) Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Securities and the shares of Newco Class B Common Stock underlying the Subscribed Warrants. Subscriber is a sophisticated investor, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Securities, and Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber acknowledges that none of the Company, Newco or any of their respective agents or affiliates have provided any tax advice or any other representation or guarantee, whether written or oral, regarding the tax consequences of the transactions contemplated by this Subscription Agreement.

(o) Subscriber has adequately analyzed and fully considered the risks of an investment in the Subscribed Securities and determined that the Subscribed Securities are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the

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economic risk of a total loss of Subscriber’s investment in Newco. Subscriber acknowledges specifically that a possibility of total loss exists.

(p) Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Securities or made any findings or determination as to the fairness of this investment.

(q) Subscriber has delivered to the Company a true, complete and correct copy of the executed Equity Commitment Letter. The Equity Commitment Letter, in the form provided to the Company, is in full force and effect and has not been withdrawn, rescinded, or terminated, or otherwise amended or modified in any respect and is a legal, valid and binding obligation of Subscriber and the Fund (as defined in the Equity Commitment Letter), enforceable against such Subscriber in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally or by the availability of equitable remedies. The Equity Commitment Letter provides that the Company is an express third-party beneficiary thereof in connection with the Company’s exercise of its rights under Section 7(n), solely in accordance with the provisions of, and subject to the limitations in, the Equity Commitment Letter. The aggregate cash proceeds from the Equity Financing will be sufficient for satisfaction of Subscriber’s obligations under this Subscription Agreement in an amount sufficient to consummate the transactions contemplated by this Subscription Agreement, including the payment of the Closing Payment. The Equity Commitment Letter has not been modified, amended or altered, and the Equity Commitment Letter will not be amended, restated, supplemented, modified, altered or waived at any time through the Closing Date without the prior written consent of the Company, except as specified therein, and the commitment under the Equity Commitment Letter has not been withdrawn or rescinded in whole or in part.

(r) Subscriber has furnished the Company a true, complete and correct copy of its Limited Guarantee guaranteeing certain obligations of such Subscriber in connection with this Subscription Agreement. Such Limited Guarantee, in the form provided to the Company, is in full force and effect and has not been withdrawn, rescinded, or terminated, or otherwise amended or modified in any respect and is a legal, valid and binding obligation of Subscriber, enforceable in accordance with the terms thereof except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally or by the availability of equitable remedies.

(s) At the Closing, Subscriber will have sufficient immediately available funds to pay the Closing Payment pursuant to Section 2(b).

(t) Neither the due diligence investigation conducted by Subscriber in connection with making its decision to acquire the Subscribed Securities nor any representations and warranties made by Subscriber herein shall modify, amend or affect Subscriber’s right to rely on the truth, accuracy and completeness of the Company’s and Newco’s representations and warranties contained herein.

(u) [Except for [•], n]o broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the purchase of the Subscribed Shares by Subscriber.

(v) At Closing, neither Subscriber nor any affiliate of Subscriber will have any current plan or binding arrangement in place (a) to sell, transfer or otherwise dispose of any shares of Newco Class A common stock, par value $0.001 per share (“Newco Class A Common Stock”) or Newco Class B Common Stock held by Subscriber or any affiliate of Subscriber at Closing or (b) to cause National Amusements, Inc. (or any of its subsidiaries) to sell, transfer or otherwise dispose

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of any Newco Class A Common Stock or Newco Class B Common Stock held by National Amusements, Inc. (or any of its subsidiaries) at Closing.

(w) Subscriber is not a foreign person, as defined in 31 C.F.R. § 800.224. The transaction contemplated by this Subscription Agreement will not result in foreign control (as defined in 31 C.F.R. § 800.208) of Newco and does not constitute a direct or indirect investment in Newco by any foreign person (as defined in 31 C.F.R. § 800.208) that affords such foreign person any of the access, rights or involvement described in 31 C.F.R. § 800.211(b).

5. Covenants.

(a) Subscriber shall use (and cause each of its affiliates to use) its reasonable best efforts to take any action necessary to cause the Transactions to qualify for the Intended Tax Treatment (as defined in the Transaction Agreement) (including by refraining from any action that such person knows, or is reasonably expected to know, is reasonably likely to prevent the Intended Tax Treatment). The Subscriber shall use its reasonable best efforts to permit the Company to obtain any of the tax opinions described in the Transaction Agreement regarding the Intended Tax Treatment, including by providing reasonable factual support and customary representation letters of the Subscriber supporting the Intended Tax Treatment to the extent reasonably requested by a Party, a Blocker Holder, or the Skydance Nominee (each, as defined in the Transaction Agreement) or tax counsel for purposes of rendering any of the tax opinions described in the Transaction Agreement regarding the Intended Tax Treatment.

(b) Notwithstanding anything to the contrary contained in this Subscription Agreement, Newco shall have the right to: (a) exclude any Subscriber that is a “foreign person”, as such term is defined in Section 721 of the Defense Production Act of 1950 (the “DPA”), from access to any information, facilities or properties of Newco or any of its subsidiaries; and (b) prohibit any such Subscriber from acquiring (i) access to any “material nonpublic technical information” (as such term is defined in the DPA) in the possession of Newco or any of its subsidiaries; (ii) membership or observer rights on, or the right to nominate an individual to a position on, the board of directors or equivalent governing body of Newco or any of its subsidiaries; (iii) any involvement, other than through the voting of shares, in substantive decision making of Newco or any of its subsidiaries regarding (A) the use, development, acquisition, safekeeping or release of “sensitive personal data” (as such term is defined in the DPA) of U.S. citizens maintained or collected by Newco or any of its subsidiaries, (B) the use, development, acquisition or release of any “critical technology” (as such term is defined in the DPA) or (C) the management, operation, manufacture or supply of “covered investment critical infrastructure” (as such term is defined in the DPA) or (iv) “control” (as such term is defined in the DPA) of Newco or any of its subsidiaries. To the extent that any term in this Subscription Agreement would afford any of the foregoing to a foreign person, such term shall have no effect with respect to such person. Newco shall have the right to prohibit any such Subscriber from engaging in discussions and communications with personnel of Newco or any of its subsidiaries, if Newco determines in its sole discretion that such exclusion is necessary or appropriate to enforce the limitations set forth in the immediately preceding clauses (a) and (b).

(c) [Subscriber hereby agrees that it shall not, and shall cause its affiliates not to, without the prior written consent of the Company (acting on the recommendation of the Paramount Special Committee (as defined in the Transaction Agreement)), (i) amend, waive or modify any provision of the NAI Stock Purchase Agreement or any Ancillary Agreement (as defined in the NAI Stock Purchase Agreement) in any manner that would be reasonably expected to (A) materially delay, materially impede or prevent the consummation of the transactions contemplated thereunder (other than in connection with any concurrent amendment or modification of or to the

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terms and conditions of the Transaction Agreement in connection with Skydance’s exercise of its “match” rights under Section 6.6 of the Transaction Agreement that the Paramount Special Committee has determined would cause a Superior Proposal to no longer constitute a Superior Proposal), (B) increase the aggregate cash consideration payable by the Subscribers to the Sellers (as defined in the NAI Stock Purchase Agreement) under the NAI Stock Purchase Agreement (other than in connection with any concurrent amendment or modification of or to the terms and conditions of the Transaction Agreement in connection with Skydance’s exercise of its “match” rights under Section 6.6 of the Transaction Agreement that the Paramount Special Committee has determined would cause a Superior Proposal to no longer constitute a Superior Proposal) or (C) add to, substitute or otherwise alter the collateral package securing the Buyer Provided Financing if, as a result of any such addition, substitution or alteration, NAI (as defined in the Transaction Agreement) and its affiliates would hold less than a majority of the outstanding shares of Company Class A Common Stock free and clear of any security interest granted under the Buyer Provided Financing or otherwise in favor of Subscriber or any of its affiliates, (ii) fund the Buyer Provided Financing or take any Buyer Enforcement Action, in each case, prior to September 5, 2024, or (iii) terminate the NAI Stock Purchase Agreement pursuant to Section 9.1(a) thereof. In addition, Subscriber hereby agrees to, and shall cause its affiliates to, terminate the NAI Stock Purchase Agreement upon the valid termination of the Transaction Agreement in accordance with Section 9.1 of the Transaction Agreement.

(d) Subscriber shall, and shall cause its affiliates to, use their respective reasonable best efforts to ensure that Subscriber and such affiliates comply with the terms and conditions of the NAI Stock Purchase Agreement.]1

6. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with the terms of Article IX of the Transaction Agreement and (b) upon the mutual written agreement of the Company, Newco and Subscriber to terminate this Subscription Agreement.

7. Miscellaneous.

(a) All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent, if sent by electronic mail or facsimile (if provided), during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 7(a). A courtesy electronic copy of any notice sent by methods (i), (iii), or (iv) above shall also be sent to the recipient via electronic mail if provided in the applicable signature page hereof or to an electronic mail address as subsequently modified by written notice given in accordance with this Section 7(a).

(b) Newco has reserved a sufficient number of shares to permit the exercise of the Warrants being sold hereunder.

[1]	NTD: For NAI consortium Subscribers.

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(c) Newco has agreed in the Transaction Agreement to provide Subscribers with certain registration rights with respect to the Subscribed Shares and the shares issuable upon exercise of the Subscribed Warrants as contemplated by the Registration Rights Term Sheet attached as Exhibit D to the Transaction Agreement. Newco will nonetheless use its commercially reasonable efforts to make available to Subscriber the benefits of Rule 144 or any similar rule or regulation of the Commission that may permit Subscriber to sell the Subscribed Shares or the shares issuable upon exercise of the Subscribed Warrants to the public without registration, for so long as Subscriber holds the Subscribed Shares or the shares issuable upon exercise of the Subscribed Warrants, including using commercially reasonable efforts to (I) make and keep current public information available, as those terms are understood and defined in Rule 144, (II) file all reports and other materials required to be filed by the Exchange Act so long as Newco remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144, and (III) furnish to Subscriber, promptly upon reasonable written request, (x) a written statement by Newco, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act and (y) such other information as may reasonably be requested to enable Subscriber to sell the Subscribed Shares or the shares issuable upon exercise of the Subscribed Warrants under Rule 144 without registration. If the Subscribed Shares or the shares issuable upon exercise of the Subscribed Warrants are, in the opinion of counsel to Newco, eligible for removal of the restrictive legend in Section 4(g), for sales pursuant to Rule 144, an effective registration statement or otherwise, then at Subscriber’s request, Newco shall request its transfer agent to remove any remaining restrictive legend set forth on such shares; provided that Newco and its transfer agent have timely received from Subscriber customary representation and other documentation reasonably acceptable to the Company, Newco and the transfer agent in connection therewith. The Company and Newco acknowledge and agree that, notwithstanding anything herein to the contrary, the Subscribed Securities may be pledged by Subscriber in connection with a bona fide margin agreement, which shall not be deemed to be a transfer, sale or assignment of the Subscribed Securities hereunder, and Subscriber effecting a pledge of any Subscribed Securities shall be required to provide Company and Newco with notice thereof; provided, however, that any transfer of the Subscribed Securities in connection with any exercise of remedies in respect of such pledge shall be deemed a transfer, sale or assignment, as the case may be, of the Subscribed Securities thereunder. Newco hereby agrees to use commercially reasonable efforts to execute and deliver such documentation as a pledgee of the Subscribed Securities may reasonably request in connection with a pledge of the Subscribed Securities to such pledgee by Subscriber (including, if requested by Subscriber and subject to Subscriber and the pledgee providing representations and undertakings in customary form reasonably acceptable to Newco, such documentation as may be reasonably necessary to have the Subscribed Shares and the shares issued upon exercised of the Subscribed Warrants (as may be specified by Subscriber) issued with an unrestricted CUSIP and transferable through the facilities of The Depositary Trust and Clearing Corporation to facilitate such pledge).

(d) Each party shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein; provided, however, that in the event that the Closing occurs, then Newco shall, pursuant to Section 10.10 of the Transaction Agreement, pay the Subscriber’s Pro Rata Share of the reasonable and documented out-of-pocket fees and expenses incurred by the Subscribers up to an aggregate amount of $5 million for all Subscribers.

(e) Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder may be transferred or assigned, except as expressly permitted hereby. Neither this Subscription Agreement nor any rights that may accrue to the Company or Newco hereunder may be transferred or assigned (provided, that, for the avoidance of doubt, the Company may transfer this Subscription Agreement and its rights hereunder solely in connection with the consummation

17

of the Transactions and exclusively to another entity under the control of, or under common control with, the Company). Notwithstanding the foregoing, each Subscriber may assign (i) this Subscription Agreement and its rights hereunder in whole or in part to (A) one or more of its Affiliates (including funds and investment vehicles managed by or under common management with a Subscriber or its Affiliates) or (B) one or more of the other Subscribers[, (ii) with respect to Subscriber, any and/or all rights hereunder to any other Person as a “Subscriber” hereunder,]2 or (iii) as collateral, any and/or all of its rights hereunder by way of security to any banks or other financial institutions providing financing to such Subscriber or its Affiliates; provided, that, no such assignment shall relieve such Subscriber of any of its obligations under this Subscription Agreement without the Company’s prior written consent; provided further that without the prior written consent of the Company, no such assignment, delegation or transfer of the Subscription commitment shall be to (A) an “alien” (within the meaning of 47 U.S.C. § 310(b)) who, following the consummation of the Transactions, would (i) own, directly or indirectly, five percent (5%) or more of the voting interests of Newco or its subsidiaries (in each case, as calculated pursuant to FCC Rules (as defined in the Transaction Agreement)) or (ii) own, directly or indirectly, with all other “aliens” (within the meaning of 47 U.S.C. § 310(b)), twenty five percent (25%) or more of the equity or voting interests of Newco or its subsidiaries (in each case, as calculated pursuant to FCC Rules), (B) any “alien” (within the meaning of 47 U.S.C. § 310(b)) who is a citizen, or an entity (or other Person) organized under the laws, of a “foreign adversary country” (within the meaning of 10 U.S.C. § 4872(d)(2)), or (C) any individual or entity (whether or not an alien) that would be deemed to hold an attributable interest (within the meaning of 47 C.F.R. §73.3555) in the Company following the transactions contemplated by the Transaction Agreement, if the proposed holding of an attributable interest in the Company by such individual or entity would reasonably be expected to result in a Regulatory Hurdle (as defined in the Transaction Agreement) (each person within the meaning of (A), (B) or (C), a “Prohibited Person”). Subject to the preceding sentence, this Subscription Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors or permitted assigns.

(f) None of the representations and warranties or covenants in this Subscription Agreement, or any certificate or schedule or other document delivered pursuant to this Subscription Agreement, shall survive the Closing, except those covenants that by their terms survive or contemplate performance after the Closing (which shall survive until fully performed).

(g) Subscriber acknowledges that the Company and Newco may file a copy of this Subscription Agreement with the Commission as an exhibit to a periodic report or a registration statement of the Company or Newco, as applicable. Subscriber will promptly provide any information reasonably requested by the Company or Newco that is required for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the Commission); provided that such information shall be kept confidential, except as required by the applicable securities laws or pursuant to proceedings of regulatory authorities.

(h) This Subscription Agreement may not be amended or modified except by an instrument in writing, signed by each of the parties hereto; provided, further, that any such amendment, modification or termination shall also require the written consent of Subscriber.

(i) This Subscription Agreement, together with the Transaction Agreement, the Equity Commitment Letter, the Limited Guarantee and the NAI Stock Purchase Agreement (as defined in the Transaction Agreement) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties hereto, with respect to the subject matter hereof. This Subscription Agreement shall not

[2]	NTD: Ellison only.

18

confer any rights or remedies upon any person other than the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns.

(j) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(k) If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(l) This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(m) Except with respect to Retained Claims (as defined below), this Subscription Agreement may only be enforced against, and any legal proceeding, claim, obligation, liability or cause of action (whether in contract, in tort, at law, in equity or otherwise) based upon, arising out of, or related to this Subscription Agreement or the Transactions may only be brought against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein or therein with respect to such party. Except (i) to the extent a named party to this Subscription Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Subscription Agreement and not otherwise) or (ii) with respect to Retained Claims, no past, present or future direct or indirect director, officer, employee, incorporator, member, partner, manager, management company, equityholder, affiliate, agent, attorney, advisor or representative or affiliate of any of the foregoing (collectively, the “Non-Recourse Parties”) shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more party under this Subscription Agreement or the Equity Commitment Letter or of or for any legal proceeding, claim, obligation, liability or cause of action (whether in contract, in tort, at law, in equity or otherwise) based on, arising out of, or related to this Subscription Agreement or the Equity Commitment Letter. In furtherance and not in limitation of the foregoing, each party covenants, agrees and acknowledges that no recourse under this Subscription Agreement or any other agreement referenced herein or in connection with any Transactions shall be sought or had against any Non-Recourse Party, except for claims that any party hereto may assert (A) against another party hereto (or its heirs, executors, administrators, successors, legal representatives or permitted assigns) solely in accordance with, and pursuant to the terms and conditions of, this Subscription Agreement or (B) pursuant to the Transaction Agreement, the Voting Agreement (as defined in the Transaction Agreement), the NAI Stock Purchase Agreement (as defined in the Transaction Agreement), the Equity Commitment Letter, the Other Equity Commitment Letter, the Limited Guarantee, the Other Limited Guarantee, the Confidentiality Agreement (as defined in the Transaction Agreement) or the Clean Team Agreement (as defined in the Transaction Agreement), in each case, solely in accordance with, and pursuant to the terms and conditions thereof (each of the claims set forth in this clause (B), a “Retained Claim”).

19

(n) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. Notwithstanding anything in this Subscription Agreement to the contrary, if (and only if) (i) all of the conditions set forth in Section 2(e) of this Subscription Agreement have been and continue to be satisfied or waived (other than those conditions that are by their nature to be satisfied by actions taken at the Closing; provided, that each such condition is then capable of being satisfied assuming a Closing would occur at such time), (ii) (A) Subscriber has confirmed by written notice to Newco that all conditions set forth in Section 2(d) have been satisfied (other than those conditions that are by their nature to be satisfied by actions taken at the Closing; provided, that each such condition is then capable of being satisfied assuming a Closing would occur at such time) or Newco has irrevocably confirmed by written notice to Subscriber that it would be willing to waive any unsatisfied conditions in Section 2(d), and (B) Newco has irrevocably confirmed by written notice to Subscriber that Newco is ready, willing, and able to consummate the Closing if the Equity Financing were funded and (iii) the Closing has not been consummated in accordance with Section 2(a) on the date the Closing is required to have occurred in accordance with Section 2(a), then Newco shall be entitled to enforce specifically Subscriber’s obligation to consummate the Closing (subject to the terms and conditions set forth herein and the Equity Commitment Letter); provided, that in no event shall Subscriber be obligated to consummate the Closing unless, in each case, the Other Subscribers concurrently fund their commitments and concurrently consummate the closing of the transactions contemplated by their respective Other Subscription Agreements.

(o) This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any law, rule, or provision that would cause the application of any law other than the laws of the State of Delaware. The parties hereto expressly acknowledge and agree that: (i) the requirements of 6 Del. C. § 2708 are satisfied by the provisions of this Subscription Agreement and that such statute mandates the application of the laws of the State of Delaware to this Subscription Agreement, the relationship of the parties hereto, the Transactions, and the interpretation and enforcement of the rights and duties of any party hereto; (ii) the parties hereto have a reasonable basis for the application of the laws of the State of Delaware to this Subscription Agreement, the relationship of the parties hereto, the Transactions, and the interpretation and enforcement of the rights and duties of any party hereto; (iii) no other jurisdiction has a materially greater interest in the foregoing; and (iv) the application of the laws of the State of Delaware would not be contrary to the fundamental policy of any other jurisdiction that, absent the choice of the laws of the State of Delaware hereunder of the parties hereto, would have an interest in the foregoing.

(p) EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING (AS DEFINED IN THE TRANSACTION AGREEMENT) BETWEEN OR AMONG THE PARTIES HERETO ARISING OUT OF OR RELATING TO THE SUBJECT MATTER OF THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS. EACH PARTY HERETO HEREBY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT AND THE

20

TRANSACTIONS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(p).

(q) The parties hereto agree that in any Legal Proceeding arising out of or relating to this Subscription Agreement or the transactions contemplated hereby (including any amount due or payable in connection therewith or any matter arising out of or relating to the termination of either of them), each of the parties hereto irrevocably and unconditionally: (i) consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware and any state appellate court therefrom or, if such court lacks subject matter jurisdiction, any other state or federal court in the State of Delaware (the “Chosen Courts”); (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction of such Chosen Court by motion, other request for leave, or other Legal Proceeding; (iii) agrees that any Legal Proceeding arising out of or relating to this Subscription Agreement or the transactions contemplated hereby shall be brought, tried, and determined only in the Chosen Courts; (iv) waives any claim of improper venue or any claim that the appropriate Chosen Court is an inconvenient forum; and (v) agrees that it will not bring any Legal Proceeding arising out of or relating to this Subscription Agreement or the transactions contemplated hereby in any court or elsewhere other than the Chosen Courts. Each of the parties irrevocably consents to service of process in the same manner as for the giving of notices under Section 7(a) or any other manner permitted by applicable Law. A final judgment in any Legal Proceeding commenced in accordance with this Section 7(q) shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, that nothing in the foregoing shall restrict any party’s right to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.

(r) The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under this Subscription Agreement or any other investor under the Other Subscription Agreements. The decision of Subscriber to purchase Subscribed Securities pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its subsidiaries which may have been made or given by any Other Subscriber or investor or by any agent or employee of any Other Subscriber or investor, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or investor pursuant hereto or thereto, shall be deemed to constitute Subscriber and other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the this Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Subscribed Securities or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

(s) Notwithstanding anything to the contrary contained in this Subscription Agreement, if Subscriber breaches this Subscription Agreement (whether such breach is knowing,

21

deliberate, willful, unintentional, or otherwise) or fails to perform hereunder (whether such failure is knowing, deliberate, willful, unintentional, or otherwise), then, except for specific performance as and to the extent permitted under Section 7(n), the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) against Subscriber or any of its or Subscriber’s respective affiliates or any former, current or future directors, officers, employees, general or limited partners, managers, members, direct or indirect equityholders, controlling persons, agents, representatives, successors or assigns of any of the foregoing, or any person which provides or is committed to provide financing in connection with the transactions contemplated by this Subscription Agreement or any of their respective affiliates (collectively, the “Subscriber Related Parties”) for any breach, loss or failure to perform, which recourse shall be sought solely against Subscriber and, in the case of the Company’s right to enforce the Limited Guarantee and the Equity Commitment Letter, the Guarantor, herein and subject to the limitations set forth herein and/or, with respect to the Company’s right to enforce the Limited Guarantee and the Equity Commitment Letter, under the Limited Guarantee or the Equity Commitment Letter (as applicable), will be for the Company to seek to recover monetary damages from Subscriber for a willful breach; provided that in no event shall Subscriber be subject to monetary damages in the aggregate in the excess of $[•] (the “Maximum Aggregate Liability”). Notwithstanding anything to the contrary herein, in no event will the Company or any other Person: (i) be entitled to or permitted to receive both (x) the payment of any monetary damages and (y) a grant of specific performance requiring consummation of the Transactions; or (ii) seek, directly or indirectly, to recover (or recover) against any of Subscriber or the Subscriber Related Parties, or compel any payment by Subscriber or the Subscriber Related Parties of, any damages or other payments whatsoever that are, in the aggregate, in excess of the Maximum Aggregate Liability. For avoidance of doubt, while the Company may seek to pursue either or both of (i) an award of specific performance to enforce Subscriber’s obligation to consummate the transactions contemplated hereby solely in accordance with, and subject to the limitations in, this Subscription Agreement (including Section 7(n)) and the Equity Commitment Letter, or (ii) a monetary damages award solely in accordance with, and subject to the limitations in, this Subscription Agreement, in no event will (A) the Company or any other Person be entitled to receive such monetary damages award if the Company or any Company Related Party has received a grant of specific performance or any other equitable remedy pursuant to Section 7(n) that specifically enforces such Subscriber’s obligation hereunder or (B) Newco or any other Person be entitled a grant (or enforcement) of specific performance or any other equitable remedy, whether pursuant to Section 7(n) or otherwise, following any award of monetary damages in accordance with this Subscription Agreement. For purposes of this Subscription Agreement, a “willful breach” means any material breach of any covenant or agreement set forth in this Subscription Agreement prior to the date of its termination that is a consequence of any act, or failure to act, undertaken by Subscriber with the knowledge that the taking of such act, or failure to act, would result in such breach. Each of the Company, Newco and Subscriber acknowledges and agrees that the agreements contained in this clause (s) are integral parts of the Transactions and that, without these agreements, the Company and Newco, on the one hand, and Subscriber, on the other hand, would not enter into this Subscription Agreement.

[Signature pages follow.]

22

IN WITNESS WHEREOF, each of the Company, Newco and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

PARAMOUNT GLOBAL

By:
Name:
Title:

Address for Notices: 1515 Broadway New York, New York 10036 Attention: General Counsel Email: ParamountGlobalLegalNotices@paramount.com

NEW PLUTO GLOBAL, INC.

By:
Name:
Title:

Address for Notices:

SUBSCRIBER:

Print Name:

By:
Name:
Title:

Address for Notices:

Number of Subscribed Shares subscribed for:
Price Per Subscribed Share:			$15.00
Number of Subscribed Warrants subscribed for:
Aggregate Purchase Price:	$	___________

You must pay the Closing Payment by wire transfer of United States dollars in immediately available funds to the account of Newco specified by Newco in the Closing Notice.

2

EXHIBIT A

FORM OF WARRANT AGREEMENT

New Pluto Global, Inc.

WARRANT AGREEMENT

Dated as of [__]

- i -

(d)	Submission to Jurisdiction	30
(e)	No Adverse Interpretation of Other Agreements	30
(f)	Successors; Benefits of Warrant Agreement	30
(g)	Severability	30
(h)	Counterparts	30
(i)	Table of Contents, Headings, Etc.	30
(j)	Withholding Taxes	31
(k)	Entire Agreement	31
(l)	No Other Rights	31

Exhibits

Exhibit A: Form of Warrant Certificate	A-1

Exhibit B: Form of Restricted Security Legend	B-1

- ii -

WARRANT AGREEMENT

WARRANT AGREEMENT, dated as of [__], between New Pluto Global, Inc., a Delaware corporation, as issuer (the “Company”), and the other signatories to this Warrant Agreement (as defined below), as the initial Holders (as defined in this Warrant Agreement).

Each party to this Warrant Agreement (as defined below) agrees as follows.

Section 1. Definitions.

“Affiliate” has the meaning set forth in Rule 144.

“Agent” means any Registrar or Exercise Agent.

“Aggregate Strike Price” means, with respect to the Exercise of any Warrant that will be settled by Physical Settlement, an amount equal to the product of (a) the number of Underlying Shares of such Warrant that are being so Exercised; and (b) the Strike Price on the Exercise Date for such Exercise.

“Authorized Denomination” means, with respect to a Warrant, either (a) such Warrant in its entirety, representing all of the Underlying Shares thereof; or (b) any portion of such Warrant that represents a whole number of the Underlying Shares thereof.

“Board of Directors” means the Company’s board of directors or a committee of such board duly authorized to act on behalf of such board.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity.

“Cashless Settlement” has the meaning set forth in Section 5(d)(i).

“Certificate” means a Physical Certificate or an Electronic Certificate.

“Close of Business” means 5:00 p.m., New York City time.

“Common Stock” means the Class B common stock, $0.001 par value per share, of the Company, subject to Section 5(g).

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Common Stock Change Event” has the meaning set forth in Section 5(g)(i).

“Company” means New Pluto Global, Inc., a Delaware corporation.

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Electronic Certificate” means any electronic book entry maintained by the Registrar that represents any Warrants.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exercise” means the exercise of any Warrant.

“Exercise Agent” has the meaning set forth in Section 3(e)(i).

“Exercise Consideration” means, with respect to the Exercise of any Warrant, the type and amount of consideration payable to settle such Exercise, determined in accordance with Section 5.

“Exercise Date” means, with respect to the Exercise of any Warrant, the first Business Day on which the requirements set forth in Section 5(c)(i) for such Exercise are satisfied.

“Exercise Period” means the period from, and including, the Initial Issue Date to, and including, the Exercise Period Expiration Date.

“Exercise Period Expiration Date” means the fifth anniversary of the Initial Issue Date.

“Exercise Share” means any share of Common Stock issued or issuable upon Exercise of any Warrant.

“Expiration Date” has the meaning set forth in Section 5(e)(i)(5).

“Exercise Notice” means a notice substantially in the form of the “Exercise Notice” set forth in Exhibit A.

“Expiration Time” has the meaning set forth in Section 5(e)(i)(5).

“Holder” means a person in whose name any Warrant is registered on the Registrar’s books.

“Initial Issue Date” means [__].

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of the Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from a nationally recognized independent investment banking firm the Company selects.

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of the Company.

“Open of Business” means 9:00 a.m., New York City time.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Warrant Agreement.

“Physical Certificate” means any certificate (other than an Electronic Certificate) representing any Warrants, which certificate is substantially in the form set forth in Exhibit A, registered in the name of the Holder of such Warrants and duly executed by the Company.

“Physical Settlement” has the meaning set forth in Section 5(d)(i).

“Record Date” means, with respect to any dividend or distribution on, or issuance to holders of, Common Stock, the date fixed (whether by law, contract or the Board of Directors or otherwise) to determine the holders of Common Stock that are entitled to such dividend, distribution or issuance.

“Reference Property” has the meaning set forth in Section 5(g)(i).

“Reference Property Unit” has the meaning set forth in Section 5(g)(i).

“Register” has the meaning set forth in Section 3(e)(ii).

“Registrar” has the meaning set forth in Section 3(e)(i).

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of [__], among the Company and the investors named therein.

“Restricted Security Legend” means a legend substantially in the form set forth in Exhibit B.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security” means any Warrant or Exercise Share.

“Settlement Method” means Cashless Settlement or Physical Settlement.

“Specified Courts” has the meaning set forth in Section 8(d).

“Spin-Off” has the meaning set forth in Section 5(e)(i)(3)(B).

“Spin-Off Valuation Period” has the meaning set forth in Section 5(e)(i)(3)(B).

“Strike Price” initially means $30.50 per share of Common Stock; provided, however, that the Strike Price is subject to adjustment pursuant to Sections 5(e) and 5(f). Each reference in this Warrant Agreement or any Certificate to the Strike Price as of a particular date without setting forth a particular time on such date will be deemed to be a reference to the Strike Price immediately after the Close of Business on such date.

“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (b) any partnership or limited liability company where (x) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Successor Person” has the meaning set forth in Section 5(g)(ii).

“Tender/Exchange Offer Valuation Period” has the meaning set forth in Section 5(e)(i)(5).

“Trading Day” means any day on which (a) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (b) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:

(a) such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;

(b) such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); and

(c) such Security is eligible for resale, by a Person that is not an Affiliate of the Company and that has not been an Affiliate of the Company during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice.

“Underlying Shares” initially means, with respect to any Warrant, the number of shares of Common Stock identified as the initial number of “Underlying Shares” in the Certificate representing such Warrant(s); provided, however, that (a) the number of Underlying Shares of each Warrant will be subject to adjustment pursuant to Sections 5(e) and 5(f); and (b) upon the Exercise of any Warrant (or any portion thereof representing less than all of the Underlying Shares thereof), the number of Underlying Shares of such Warrant will be reduced, effective as of the time such Warrant (or such portion thereof) ceases to be outstanding pursuant to Section 3(m), by the number of Underlying Shares so Exercised.

“Warrant” means each warrant issued by the Company pursuant to, and having the terms, and conferring to the Holders thereof the rights, set forth in, this Warrant Agreement. Subject to the terms of this Warrant Agreement, each Warrant will be Exercisable for shares of Common Stock based on the number of Underlying Shares of such Warrant and the Strike Price.

“Warrant Agreement” means this Warrant Agreement, as amended or supplemented from time to time.

Section 2. Rules of Construction. For purposes of this Warrant Agreement:

(a) “or” is not exclusive;

(b) “including” means “including without limitation”;

(c) “will” expresses a command;

(d) the “average” of a set of numerical values refers to the arithmetic average of such numerical values;

(e) a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;

(f) words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(g) “herein,” “hereof” and other words of similar import refer to this Warrant Agreement as a whole and not to any particular Section or other subdivision of this Warrant Agreement, unless the context requires otherwise;

(h) references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and

(i) the exhibits, schedules and other attachments to this Warrant Agreement are deemed to form part of this Warrant Agreement.

Section 3. The Warrants.

(a) Original Issuance of Warrants. On the Initial Issue Date, there will be originally issued Warrants having an initial aggregate of [ • ] Underlying Shares, which Warrants will be initially registered in the name of [ • ]. For the avoidance of doubt, the number of Underlying Shares for the Warrants is subject to adjustment pursuant to Section 5(e)(i)(6).

(b) Form, Dating and Denominations.

(i) Form and Date of Certificates Representing Warrants. Each Certificate representing any Warrant will (1) be substantially in the form set forth in Exhibit A; (2) bear the legends required by Section 3(f) and may bear notations, legends or endorsements required by law, stock exchange rule or usage; and (3) be dated as of the date it is executed by the Company.

(ii) Electronic Certificates; Physical Certificates. Each Warrant will be originally issued initially in the form of one or more [Electronic] [Physical] Certificates. Electronic Certificates may be exchanged for Physical Certificates, and Physical Certificates may be exchanged for Electronic Certificates, upon request by the Holder thereof pursuant to customary procedures, subject to Section 3(g).

(iii) Electronic Certificates; Interpretation. For purposes of this Warrant Agreement, (1) each Electronic Certificate will be deemed to include the text of the form of Certificate set forth in Exhibit A; (2) any legend, registration number or other notation that is required to be included on a Certificate will be deemed to be affixed to any Electronic Certificate notwithstanding that such Electronic Certificate may be in a form that does not permit affixing legends thereto; (3) any reference in this Warrant Agreement to the “delivery” of any Electronic Certificate will be deemed to be satisfied upon the registration of the electronic book entry representing such Electronic Certificate in the name of the applicable Holder; (4) upon satisfaction of any applicable requirements of the Delaware General Corporation Law, the Certificate of Incorporation and the Bylaws of the Company, and any related requirements of the Registrar, in each case for the issuance of Warrants in the form of one or more Electronic Certificates, such Electronic Certificates will be deemed to be executed by the Company.

(iv) No Bearer Certificates. The Warrants will be issued only in registered form.

(v) Registration Numbers. Each Certificate representing any Warrant will bear a unique registration number that is not affixed to any other Certificate representing any other outstanding Warrant.

(c) Execution and Delivery.

(i) Due Execution by the Company. A duly authorized Officer will sign each Physical Certificate representing any Warrant on behalf of the Company by manual or facsimile signature.

(d) Method of Payment. The Company will pay all cash amounts due on any Warrant of any Holder by check mailed to the address of such Holder set forth in the Register; provided, however, that the Company will instead pay such cash amounts by wire transfer of immediately available funds to the U.S. bank account of such Holder specified in a written request of such Holder delivered to the Company no later than the Close of Business on the date that is ten (10) Business Days immediately before the date such payment is due (or specified in the related Exercise Notice, if applicable).

(e) Registrar and Exercise Agent.

(i) Generally. The Company designates its principal U.S. executive offices as an office or agency where Warrants may be presented for (1) registration of transfer or for exchange (the “Registrar”); and (2) Exercise (the “Exercise Agent”). At all times when any Warrant is outstanding, the Company will maintain an office in the continental United States constituting the Registrar and Exercise Agent.

(ii) Maintenance of the Register. The Company will keep, or cause there to be kept, a record (the “Register”) of the names and addresses of the Holders, the number of Warrants (and the respective numbers of Underlying Shares thereof) held by each Holder and the transfer, exchange and Exercise of the Warrants. Absent manifest error, the entries in the Register will be conclusive and the Company and each Agent may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly. The Company will provide a copy of the Register to any Holder upon its request as soon as reasonably practicable.

(iii) Subsequent Appointments. By notice to each Holder, the Company may, at any time, appoint any Person (including any Subsidiary of the Company) to act as Registrar or Exercise Agent.

(f) Legends.

(i) Restricted Security Legend.

(1) Each Certificate representing any Warrant that is a Transfer-Restricted Security will bear the Restricted Security Legend; and

(2) if any Warrant (such Warrant being referred to as the “new Warrant” for purposes of this Section 3(f)(i)(2)) is issued in exchange for, or in substitution of, other Warrant(s), or to effect the Exercise of less than all of the Underlying Shares of a Warrant represented by any Certificate (such other Warrant(s) or Exercised Warrant, as applicable, being referred to as the “old Warrant(s)” for purposes of this Section 3(f)(i)(2)), including pursuant to Section 3(g)(ii), 3(h) or 3(i), then the Certificate representing such new Warrant(s) will bear the Restricted Security Legend if the Certificate representing such old Warrant(s) bore the Restricted Security Legend at the time of such exchange or substitution, or on the related Exercise Date with respect to such Exercise, as applicable; provided, however, that the Certificate representing such new Warrant(s) need not bear the Restricted Security Legend if such new Warrant does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Exercise Date, as applicable.

(ii) Other Legends on Certificates. The Certificate representing any Warrant may bear any other legend or text, not inconsistent with this Warrant Agreement, as may be required by applicable law or by any securities exchange or automated quotation system on which such Warrant is traded or quoted.

(iii) Acknowledgement and Agreement by the Holders. A Holder’s acceptance of any Warrant represented by a Certificate bearing any legend required by this Section 3(f) will constitute such Holder’s acknowledgement of, and agreement to comply with, the restrictions set forth in such legend.

(iv) Legends on Exercise Shares.

(1) Each Exercise Share will bear a legend substantially to the same effect as the Restricted Security Legend if the Warrant upon the exercise of which such Exercise Share was issued was (or would have been had it not been exercised) a Transfer-Restricted Security at the time such Exercise Share was issued; provided, however, that such Exercise Share need not bear such a legend if (A) the Exercise Share would not be a Transfer-Restricted Security or (B) the Company determines, in its reasonable discretion, that such Exercise Share need not bear such a legend.

(2) Notwithstanding anything to the contrary in Section 3(f)(iv)(1), an Exercise Share need not bear a legend pursuant to Section 3(f)(iv)(1) if such Exercise Share is issued in an uncertificated form that does not permit affixing legends thereto, provided the Company takes measures (including, if applicable, the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in such legend.

(g) Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions.

(i) Provisions Applicable to All Transfers and Exchanges.

(1) Generally. Subject to this Section 3(g), any Warrant represented by any Certificate may be transferred or exchanged from time to time and the Company will cause the Registrar to record each such transfer or exchange in the Register.

(2) No Services Charge; Transfer Taxes. The Company and the Agents will not impose any service charge on any Holder for any transfer, exchange or Exercise of any Warrant, but the Company, the Registrar and the Exercise Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or Exercise of any Warrant, other than exchanges pursuant to Section 3(h) not involving any transfer.

(3) Transfers and Exchanges Must Be in Authorized Denominations. Notwithstanding anything to the contrary in this Warrant Agreement, all transfers or exchanges of Warrants must be in an Authorized Denomination.

(4) Legends. Each Certificate representing any Warrant that is issued upon transfer of, or in exchange for, another Warrant will bear each legend, if any, required by Section 3(f).

(5) Settlement of Transfers and Exchanges. Upon satisfaction of the requirements of this Warrant Agreement to effect a transfer or exchange of any Warrant, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction.

(6) Exchanges to Remove Transfer Restrictions. For the avoidance of doubt, and subject to the terms of this Warrant Agreement, as used in this Section 3(g), an “exchange” of a Certificate includes an exchange effected for the sole purpose of removing any Restricted Security Legend affixed to such Certificate.

(ii) Transfers and Exchanges of Warrants.

(1) Subject to this Section 3(g), a Holder of any Warrant(s) represented by a Certificate may (A) transfer any Authorized Denomination of such Warrant to one or more other Person(s); and (B) exchange any Authorized Denomination of such Warrant for Warrant(s) that (x) represent that same aggregate number of Underlying Shares as the number of Underlying Shares being exchanged; and (y) are represented by one or more other Certificates; provided, however, that, to effect any such transfer or exchange, such Holder must (A) if such Certificate is a Physical Certificate, surrender such Physical Certificate to the office of the Registrar, together with any endorsements or transfer instruments reasonably required by the Company or the Registrar; and (B) deliver to the Company and the Registrar such certificates or other documentation or evidence as the Company and the Registrar may reasonably require to determine that such transfer complies with the Securities Act and other applicable securities laws.

(2) Upon the satisfaction of the requirements of this Warrant Agreement to effect a transfer or exchange of any Authorized Denomination of a Holder’s Warrant(s) represented by a Certificate (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(g)(ii)(2)):

(A) such old Certificate will be promptly cancelled pursuant to Section 3(l);

(B) if less than all of the Underlying Shares of the Warrant(s) represented by such old Certificate are to be so transferred or exchanged, then the Company will issue, execute and deliver, in accordance with Section 3(c), one or more Certificates that (x) in the aggregate, represent a total number of Underlying Shares equal to the number of Underlying Shares represented by such old Certificate not to be so transferred or exchanged; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(f);

(C) in the case of a transfer to a transferee, the Company will issue, execute and deliver, in accordance with Section 3(c), one or more Certificates that (x) in the aggregate, represent a total number of Underlying Shares equal to the number of Underlying Shares to be so transferred; (y) are registered in the name of such transferee; and

(z) bear each legend, if any, required by Section 3(f); and

(D) in the case of an exchange, the Company will issue, execute and deliver, in accordance with Section 3(c), one or more Certificates that (x) in the aggregate, represent a total number of Underlying Shares equal to the number of Underlying Shares to be so exchanged; (y) are registered in the name of the Person to whom such old Certificate was registered; and (z) bear each legend, if any, required by Section 3(f).

(iii) Transfers of Warrants Subject to Exercise. Notwithstanding anything to the contrary in this Warrant Agreement, the Company and the Registrar will not be required to register the transfer of or exchange any Warrant that has been surrendered for Exercise.

(h) Exchange and Cancellation of Exercised Warrants.

(i) Partial Exercises of Physical Certificates. If less than all of the Underlying Shares of a Holder’s Warrant(s) represented by a Physical Certificate (such Physical Certificate being referred to as the “old Physical Certificate” for purposes of this Section 3(h)(i)) are Exercised pursuant to Section 5, then, as soon as reasonably practicable after such old Physical Certificate is surrendered for such Exercise, the Company will cause such old Physical Certificate to be exchanged, pursuant and subject to Section 3(g)(ii), for (1) one or more Physical Certificates that represent one or more Warrants that in the aggregate, have a total number of Underlying Shares equal to the number of Underlying Shares of the Warrant(s) represented by such old Physical Certificate that are not to be so Exercised and deliver such Physical Certificate(s) to such Holder; and (2) a Physical Certificate representing a Warrant having a total number of Underlying Shares equal to the number of Underlying Shares of the Warrant(s) represented by such old Physical Certificate that are to be so Exercised, which Physical Certificate will be Exercised pursuant to the terms of this Warrant Agreement; provided, however, that the Physical Certificate referred to in this clause (2) need not be issued at any time after which the Warrant that would otherwise be represented by such Physical Certificate would be deemed to cease to be outstanding pursuant to Section 3(m).

(ii) Cancellation of Warrants That Are Exercised. If the Underlying Shares of a Holder’s Warrant(s) represented by a Certificate (or any portion thereof that has not theretofore been exchanged pursuant to Section 3(h)(i)) (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(h)(ii)) are Exercised pursuant to Section 5, then, promptly after the later of the time such Warrant (or the portion thereof representing the Underlying Shares so Exercised) is deemed to cease to be outstanding pursuant to Section 3(l) and the time such old Certificate is surrendered for such Exercise, (1) such old Certificate will be cancelled pursuant to Section 3(l); and (2) in the case of a partial Exercise, the Company will issue, execute and deliver to such Holder, in accordance with Section 3(c), one or more Certificates that (x) represent one or more Warrants that in the aggregate, have a total number of Underlying Shares equal to the number of Underlying Shares of the Warrant(s) represented by such old Certificate that are not to be so Exercised; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(f).

(i) Replacement Certificates. If a Holder of any Warrant(s) claims that the Certificate(s) representing such Warrant(s) have been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver, in accordance with Section 3(c), one or more replacement Certificates representing such Warrant(s) upon surrender to the Company or the Registrar of such mutilated Certificate(s), or upon delivery to the Company or the Registrar of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Company and the Registrar. In the case of a lost, destroyed or wrongfully taken Certificate representing any Warrant(s), the Company and Registrar Agent may require the Holder thereof to provide such security or indemnity that is reasonably satisfactory to the Company and the Registrar to protect the Company and the Registrar from any loss that any of them may suffer if such Certificate is replaced.

Every replacement Warrant issued pursuant to this Section 3(i) will, upon such replacement, be deemed to be an outstanding Warrant, entitled to all of the benefits of this Warrant Agreement equally and ratably with all other Warrants then outstanding.

(j) Registered Holders. Only the Holder of any Warrant(s) will have rights under this Warrant Agreement as the owner of such Warrant(s).

(k) No Rights as a Stockholder. Except as otherwise specifically provided in this Warrant Agreement prior to the time at which a Holder that exercises any Warrant is deemed, pursuant to Section 5(c)(ii), to become the holder of record of the Exercise Share(s) issuable to settle such exercise, (i) the Holder shall not be entitled to vote or receive dividends on, or be deemed the holder of, such Exercise Share(s) for any purpose; and (ii) nothing contained in this Warrant Agreement will be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise.

(l) Cancellation. The Company may at any time deliver any Warrant to the Registrar for cancellation. The Exercise Agent will forward to the Registrar each Warrant duly surrendered to them for transfer, exchange, payment or Exercise. The Company will cause the Registrar to promptly cancel all Warrants so surrendered to it in accordance with its customary procedures.

(m) Outstanding Warrants.

(i) Generally. The Warrants that are outstanding at any time will be deemed to be those Warrants that, at such time, have been duly executed by the Company, excluding those Warrants (or any portions of any Warrants representing less than all of the initial number of Underlying Shares thereof) that have theretofore been (1) cancelled by the Registrar or delivered to the Registrar for cancellation in accordance with Section 3(l); (2) paid or settled in full upon their Exercise in accordance with this Warrant Agreement; or (3) deemed to cease to be outstanding to the extent provided in, and subject to, clause (ii) (iii) or (iv) of this Section 3(m).

(ii) Replaced Warrants. If any Certificate representing any Warrant is replaced pursuant to Section 3(i), then such Warrant will cease to be outstanding at the time of such replacement, unless the Registrar and the Company receive proof reasonably satisfactory to them that such Warrant is held by a “bona fide purchaser” under applicable law.

(iii) Exercised Warrants. If any Warrant(s) (or any portions of any Warrants(s) representing less than all of the Underlying Shares thereof) are Exercised, then, at the Close of Business on the Exercise Date for such Exercise (unless there occurs a default in the delivery of the Exercise Consideration due pursuant to Section 5 upon such Exercise): (1) such Warrant(s) (or such portions thereof) will be deemed to cease to be outstanding; and (2) the rights of the Holder(s) of such Warrant(s) (or such portions thereof), as such, will terminate with respect to such Warrant(s) (or such portions thereof), other than the right to receive such Exercise Consideration as provided in Section 5.

(iv) Warrants Remaining Unexercised as of the Exercise Period Expiration Date. If any Warrant(s) are otherwise outstanding as of the Close of Business on the Exercise Period Expiration Date, then such Warrant(s) will cease to be outstanding as of immediately after the Close of Business on the Exercise Period Expiration Date.

(v) Certificates Need Not Be Amended. A reduction in the number of Underlying Shares of any Warrant as a result of a Warrant (or any portion thereof representing less than all of the Underlying Shares thereof) ceasing to be outstanding pursuant to this Section 3(m) will be effective without the need to notate the same on, or otherwise amend, the Certificate representing such Warrant.

Section 4. No Right of Redemption by the Company

The Company does not have the right to redeem the Warrants at its election.

Section 5. Exercise of Warrants.

(a) Generally. The Warrants may be Exercised only pursuant to the provisions of this Section 5.

(b) Exercise of Warrants.

(i) Exercise Right; When Warrants May Be Submitted for Exercise. Subject to Section 5(c)(i)(3), Holders will have the right to submit all, or any Authorized Denomination, of their Warrants for Exercise at any time during the Exercise Period.

(ii) Exercises of Fractional Warrants Not Permitted. Notwithstanding anything to the contrary in this Warrant Agreement, in no event will any Holder be entitled to Exercise any Warrant other than in an Authorized Denomination thereof.

(c) Exercise Procedures.

(i) Requirements for Holders to Exercise Their Exercise Right.

(1) Generally. To Exercise any Warrant(s) represented by a Certificate, the Holder of such Warrant must (v) complete, sign and deliver to the Exercise Agent an Exercise Notice (at which time, in the case such Certificate is an Electronic Certificate, such Exercise will become irrevocable); (w) if such Certificate is a Physical Certificate, deliver such Physical Certificate to the Exercise Agent (at which time such Exercise will become irrevocable); (x) furnish any endorsements and transfer documents that the Company or the Exercise Agent may reasonably require; (y) (subject to Section 5(g)) deliver the Aggregate Strike Price for such Exercise in accordance with Section 5(c)(i)(2) (if Physical Settlement applies to such Exercise); and (z) if applicable, pay any documentary or other taxes pursuant to Section 6(d).

(2) Delivery of Aggregate Strike Price. Subject to Section 5(g), the Holder of an Exercised Warrant that will be settled by Physical Settlement will deliver the Aggregate Strike Price for such Exercise to the Company in cash (by (x) certified or official bank check payable to the order of the Company and delivered to the Company at its principal executive offices in the United States; or (y) such other method as may be acceptable to the Company) .

(3) Exercise Permitted only During Business Hours. Warrants may be surrendered for Exercise only after the Open of Business and before the Close of Business on a day that is a Business Day that occurs during the Exercise Period.

(ii) When Holders Become Stockholders of Record of the Shares of Common Stock Issuable Upon Exercise. The Person in whose name any share of Common Stock is issuable upon Exercise of any Warrant will be deemed to become the holder of record of such share as of the Close of Business on the Exercise Date for such exercise.

(d) Settlement Upon Exercise.

(i) Settlement Method. Upon the Exercise of any Warrant, the Company will settle such Exercise by paying or delivering, as applicable and as provided in this Section 5(d), shares of Common Stock, together, if applicable, with cash in lieu of fractional shares, in the amounts set forth in either (x) Section 5(d)(ii)(1) (a “Physical Settlement”); or (y) Section 5(d)(ii)(2) (a “Cashless Settlement”). The Settlement Method applicable to the Exercise of any Warrant will be the Settlement Method set forth in the Exercise Notice for such exercise.

(ii) Exercise Consideration. Subject to Section 5(d)(iii), Section 5(g) and Section 7(b), the consideration due upon settlement of the Exercise of each Warrant will consist of the following:

(1) Physical Settlement. If Physical Settlement applies to such Exercise, a number of shares of Common Stock equal to the number of Underlying Shares of such Warrant that are being so Exercised; or

(2) Cashless Settlement. If Cashless Settlement applies to such Exercise, a number of shares of Common Stock equal to the greater of (x) zero; and (y) an amount equal to:

where:

N	=	the number of Underlying Shares of such Warrant that are being so Exercised;

VP	=	the Last Reported Sale Price per share of Common Stock on the Exercise Date for such Exercise; and

SP	=	the Strike Price in effect immediately after the Close of Business on such Exercise Date.

(iii) Payment of Cash in Lieu of any Fractional Share of Common Stock. Subject to Section 7(b), in lieu of delivering any fractional share of Common Stock otherwise due upon Exercise of any Warrant, the Company will pay cash based on the Last Reported Sale Price per share of Common Stock on the Exercise Date for such Exercise (or, if such Exercise Date is not a Trading Day, the immediately preceding Trading Day).

(iv) Delivery of Exercise Consideration. Except as provided in Sections 5(e)(i)(3)(B), 5(e)(i)(5) and 5(g)(i)(C), the Company will pay or deliver, as applicable, the Exercise Consideration due upon Exercise of any Warrant on or before the second (2nd) Business Day immediately after the Exercise Date for such exercise. If the Company fails to deliver the Exercise Consideration to the Holder by the Close of Business on the second (2nd) Business Day immediately after the Exercise Date for such exercise, then the Holder will have the right to rescind such exercise.

(e) Strike Price and Number of Underlying Shares Adjustments.

(i) Events Requiring an Adjustment to the Strike Price and the Number of Underlying Shares. Each of the Strike Price and the number of Underlying Shares of each Warrant will be adjusted from time to time as follows; provided that, notwithstanding any provision of this Warrant Agreement to the contrary, any adjustment shall be made to the extent (and only to the extent) that such adjustment would not cause or result in a Holder and its Affiliates, collectively, being in violation of any applicable law, regulation or rule of any governmental authority or self-regulatory organization, as determined by such Holder in good faith:

(1) Stock Dividends, Splits and Combinations. If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split, recapitalization or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 5(g) will apply), then the Strike Price will be adjusted based on the following formula (with a corresponding adjustment to the number of Underlying Shares of each Warrant pursuant to Section 5(e)(i)(6)):

where:

SP0	=	the Strike Price in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately before the Open of Business on the effective date of such stock split or stock combination, as applicable;

SP1	=	the Strike Price in effect immediately after the Open of Business on such Ex-Dividend Date or effective date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this Section 5(e)(i)(1) is declared or announced, but not so paid or made, then each of the Strike Price and the number of Underlying Shares of each Warrant will be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Strike Price and the number of Underlying Shares, respectively, that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(2) Rights, Options and Warrants. If the Company distributes, to all or substantially all holders of Common Stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which Section 5(e)(i)(3)(A) and Section 5(e)(vi) will apply) entitling such holders, for a period of not more than sixty (60) calendar days after the Record Date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Strike Price will be adjusted based on the following formula (with a corresponding adjustment to the number of Underlying Shares of each Warrant pursuant to Section 5(e)(i)(6)):

where:

SP0	=	the Strike Price in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

SP1	=	the Strike Price in effect immediately after the Open of Business on such Ex-Dividend Date;

OS	=	the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date;

Y	=	a number of shares of Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced; and

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants.

To the extent such rights, options or warrants are not so distributed, each of the Strike Price and the number of Underlying Shares will be readjusted to the Strike Price, respectively, that would then be in effect had the adjustment thereto for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Strike Price and the number of Underlying Shares will be readjusted to the Strike Price and the number of Underlying Shares, respectively, that would then be in effect had the adjustment thereto for such distribution been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, option or warrants.

For purposes of this Section 5(e)(i)(2), in determining whether any rights, options or warrants entitle holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Board of Directors.

(3) Spin-Offs and Other Distributed Property.

(A) Distributions Other than Spin-Offs. If the Company distributes shares of its Capital Stock, evidences of the Company’s indebtedness or other assets or property of the Company, or rights, options or warrants to acquire the Company’s Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding:

(I) dividends, distributions, rights, options or warrants for which an adjustment to the Strike Price and the number of Underlying Shares is required (or would be required without regard to Section 5(e)(iii)) pursuant to Section 5(e)(i)(1) or 5(e)(i)(2);

(II) dividends or distributions paid exclusively in cash for which an adjustment to the Strike Price and the number of Underlying Shares is required (or would be required without regard to Section 5(e)(iii)) pursuant to Section 5(e)(i)(4);

(III) rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in Section 5(e)(vi);

(IV) Spin-Offs for which an adjustment to the Strike Price and the number of Underlying Shares is required (or would be required without regard to Section 5(e)(iii)) pursuant to Section 5(e)(i)(3)(B);

(V) a distribution solely pursuant to a tender offer or exchange offer for shares of Common Stock, as to which Section 5(e)(i)(5) will apply; and

(VI) a distribution solely pursuant to a Common Stock Change Event, as to which Section 5(g) will apply,

then the Strike Price will be adjusted based on the following formula (with a corresponding adjustment to the number of Underlying Shares of each Warrant pursuant to Section 5(e)(i)(6):

where:

SP0	=	the Strike Price in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

SP1	=	the Strike Price in effect immediately after the Open of Business on such Ex-Dividend Date;

P	=	the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before such Ex-Dividend Date; and

FMV	=	the fair market value (as determined by the Board of Directors of the Company in good faith and in a commercially reasonable manner), as of such Ex-Dividend Date, of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of Common Stock pursuant to such distribution;

provided, however, that, if FMV is equal to or greater than P, then, in lieu of the foregoing adjustment to the Strike Price (and the corresponding adjustment to the number of Underlying Shares pursuant to Section 5(e)(i)(6), each Holder will receive, for each Warrant held by such Holder on the Record Date for such distribution, at the same time and on the same terms as holders of Common Stock, the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants that such Holder would have received in such distribution if such Holder had owned, on such Record Date, a number of shares of Common Stock equal to the number of Underlying Shares of such Warrant as of such Record Date.

To the extent such distribution is not so paid or made, each of the Strike Price and the number of Underlying Shares will be readjusted to the Strike Price and the number of Underlying Shares, respectively, that would then be in effect had the adjustment thereto been made on the basis of only the distribution, if any, actually made or paid.

(B) Spin-Offs. If the Company distributes or dividends shares of Capital Stock of any class or series, or similar equity interests, of or relating to an Affiliate or Subsidiary or other business unit of the Company to all or substantially all holders of the Common Stock (other than solely pursuant to (x) a Common Stock Change Event, as to which Section 5(g) will apply; or (y) a tender offer or exchange offer for shares of Common Stock, as to which Section 5(e)(i)(5) will apply), and such Capital Stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Strike Price will be adjusted based on the following formula (with a corresponding adjustment to the number of Underlying Shares of each Warrant pursuant to Section 5(e)(i)(6)):

where:

SP0	=	the Strike Price in effect immediately before the Open of Business on the Ex-Dividend Date for such Spin-Off;

SP1	=	the Strike Price in effect immediately after the Open of Business on such Ex-Dividend Date;

P	=	the average of the Last Reported Sale Prices per share of Common Stock for each Trading Day in the Spin-Off Valuation Period (as defined below); and

FMV	=	the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, such Ex-Dividend Date (such average to be determined as if references to Common Stock in the definitions of “Last Reported Sale Price,” “Trading Day” and “Market Disruption Event” were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock or equity interests distributed per share of Common Stock in such Spin-Off.

The adjustment to the Strike Price and the number of Underlying Shares pursuant to this Section 5(e)(i)(3)(B) will be calculated as of the Close of Business on the last Trading Day of the Spin-Off Valuation Period but will be given effect immediately after the Open of Business on the Ex-Dividend Date for the Spin-Off, with retroactive effect. If any Warrant is exercised and the Exercise Date for such exercise occurs during the Spin-Off Valuation Period, then, notwithstanding anything to the contrary in this Warrant Agreement, the Company will, if necessary, delay the settlement of such exercise until the second (2nd) Business Day after the Last Trading Day of the Spin-Off Valuation Period.

To the extent any dividend or distribution of the type described in this Section 5(e)(i)(3)(B) is declared but not made or paid, each of the Strike Price and the number of Underlying Shares will be readjusted to the Strike Price and the number of Underlying Shares, respectively, that would then be in effect had the adjustment thereto been made on the basis of only the dividend or distribution, if any, actually made or paid.

(4) Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of Common Stock, then the Strike Price will be adjusted based on the following formula (with a corresponding adjustment to the number of Underlying Shares of each Warrant pursuant to Section 5(e)(i)(6)):

where:

SP0	=	the Strike Price in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP1	=	the Strike Price in effect immediately after the Open of Business on such Ex-Dividend Date;

P	=	the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before such Ex-Dividend Date; and

D	=	the cash amount distributed per share of Common Stock in such dividend or distribution.

provided, however, that, if D is equal to or greater than P, then, in lieu of the foregoing adjustment to the Strike Price and the number of Underlying Shares, each Holder will receive, for each Warrant held by such Holder on the Record Date for such dividend or distribution, at the same time and on the same terms as holders of Common Stock, the amount of cash that such Holder would have received in such dividend or distribution if such Holder had owned, on such Record Date, a number of shares of Common Stock equal to the number of Underlying Shares of such Warrant as of such Record Date. To the extent such dividend or distribution is declared but not made or paid, each of the Strike Price and the number of Underlying Shares of each Warrant will be readjusted to the Strike Price and the number of Underlying Shares, respectively, that would then be in effect had the adjustment thereto been made on the basis of only the dividend or distribution, if any, actually made or paid.

(5) Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Expiration Time (as defined below) by the Board of Directors of the Company in good faith and in a commercially reasonable manner) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Strike Price will be adjusted based on the following formula (with a corresponding adjustment to the number of Underlying Shares of each Warrant pursuant to Section 5(e)(i)(6)):

where:

SP0	=	the Strike Price in effect immediately before the time (the “Expiration Time”) such tender or exchange offer expires;

SP1	=	the Strike Price in effect immediately after the Expiration Time;

P	=	the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

OS0	=	the number of shares of Common Stock outstanding immediately before the Expiration Time (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

AC	=	the aggregate value (determined as of the Expiration Time by the Company in good faith and in a commercially reasonable manner) of all cash and other consideration paid for shares of Common Stock purchased or exchanged in such tender or exchange offer; and

OS1	=	the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

provided, however, that the Strike Price will in no event be adjusted up pursuant to this Section 5(e)(i)(5), and the number of Underlying Shares of the Warrants will in no event be adjusted down in the corresponding adjustment pursuant to Section 5(e)(i)(6), in each case except to the extent provided in the last paragraph of this Section 5(e)(i)(5).

The adjustment to the Strike Price and the number of Underlying Shares of each Warrant pursuant to Section 5(e)(i)(1) through Section 5(e)(i)(5), respectively, will be calculated as of the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period but will be given effect immediately after the Expiration Time, with retroactive effect. If any Warrant is Exercised and the Exercise Date for such Exercise occurs on the Expiration Date or during the Tender/Exchange Offer Valuation Period, then, notwithstanding anything to the contrary in this Warrant Agreement, the Company will, if necessary, delay the settlement of such Exercise until the second (2nd) Business Day after the last Trading Day of the Tender/Exchange Offer Valuation Period.

To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, each of the Strike Price and the number of Underlying Shares of each Warrant will be readjusted to the Strike Price and the number of Underlying Shares respectively, that would then be in effect had the adjustment thereto been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(6) Adjustment to the Number of Underlying Shares. If the Strike Price is adjusted pursuant to the formulas set forth in any of clauses (1) through (6) of this Section 5(e)(i) (excluding, for these purposes, a readjustment pursuant to the text following such formulas), then, effective as of the same time at which such adjustment to the Strike Price becomes effective, the number of Underlying Shares of each Warrant will be adjusted to an amount equal to the product of (A) the number of Underlying Shares of such Warrant in effect immediately before such adjustment to such number of Underlying Shares; and (B) the quotient obtained by dividing (x) the Strike Price in effect immediately before such adjustment to the Strike Price by (y) the Strike Price in effect immediately after such adjustment to the Strike Price; provided, however, that the number of Underlying Shares of each Warrant will be subject to readjustment to the extent set forth in such clauses. For purposes of calculating the adjustment to the number of Underlying Shares of each Warrant pursuant to the preceding sentence, the amount set forth in clause (B)(y) of the preceding sentence will calculated without giving effect to any rounding pursuant to Section 5(e)(viii).

(ii) No Adjustments in Certain Cases.

(1) Where Holders Participate in the Transaction or Event Without Exercising. Notwithstanding anything to the contrary in Section 5(e)(i), the Company is not required to adjust the Strike Price or the number of Underlying Shares of any Warrant for a transaction or other event otherwise requiring an adjustment pursuant to Section 5(e)(i) (other than a stock split or combination of the type set forth in Section 5(e)(i)(1) or a tender or exchange offer of the type set forth in Section 5(e)(i)(5)) if each Holder participates, at the same time and on the same terms as holders of Common Stock, and solely by virtue of being a Holder of the Warrants, in such transaction or event without having to Exercise such Holder’s Warrants and as if such Holder had owned, on the Record Date for such transaction or event, a number of shares of Common Stock equal to the aggregate number of Underlying Shares, as of such Record Date, of the Warrants held by such Holder on such Record Date.

(2) Certain Events. The Company will not be required to adjust the Strike Price or the number of Underlying Shares of any Warrant except pursuant to Section 5(e)(i). Without limiting the foregoing, the Company will not be required to adjust the Strike Price or the number of Underlying Shares of any Warrant on account of:

(A) except as otherwise provided in Section 5(e)(i), the sale of shares of Common Stock for a purchase price that is less than the market price per share of Common Stock or less than the Strike Price;

(B) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

(C) the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(D) the issuance of any shares of Common Stock pursuant to (i) any option, warrant, right or convertible or exchangeable security of the Company outstanding as of the Initial Issue Date or (ii) the conversion of shares of Class A common stock, $0.001 par value per share, of the Company; or

(E) solely a change in the par value of the Common Stock.

(iii) Adjustment Deferral. If an adjustment to the Strike Price and the number of Underlying Shares of the Warrants otherwise required by this Warrant Agreement would result in a change of less than one percent (1%) to the Strike Price, then the Company may, at its election, defer and carry forward such adjustment to the Strike Price and the number of Underlying Shares of all outstanding Warrants, except that all such deferred adjustments must be given effect immediately with respect to all outstanding Warrants upon the earliest of the following: (1) when all such deferred adjustments would, had they not been so deferred and carried forward, result in a change of at least one percent (1%) to the Strike Price; and (2) the Exercise Date of any Warrant.

(iv) Adjustments Not Yet Effective. Notwithstanding anything to the contrary in this Warrant Agreement, if:

(1) a Warrant is Exercised;

(2) the Record Date, effective date or Expiration Time for any event that requires an adjustment to the Strike Price pursuant to Section 5(e)(i) has occurred on or before the Exercise Date for such Exercise, but an adjustment to the

Strike Price or the number of Underlying Shares of the Warrants for such event has not yet become effective as of such Exercise Date;

(3) the Exercise Consideration due upon such Exercise includes any whole shares of Common Stock; and

(4) such shares are not entitled to participate in such event (because they were not held on the related Record Date or otherwise),

then, solely for purposes of such Exercise, the Company will, without duplication, give effect to such adjustment on such Exercise Date. In such case, if the date on which the Company is otherwise required to deliver the Exercise Consideration due upon such Exercise is before the first date on which the amount of such adjustment can be determined, then the Company will delay the settlement of such Exercise until the second (2nd) Business Day after such first date.

(v) Adjustments Where Exercising Holders Participate in the Relevant Transaction or Event. Notwithstanding anything to the contrary in this Warrant Agreement, if:

(1) an adjustment to the Strike Price or the number of Underlying Shares of the Warrants for any dividend or distribution becomes effective on any Ex-Dividend Date pursuant to Section 5(e)(i);

(2) a Warrant is Exercised;

(3) the Exercise Date for such Exercise occurs on or after such Ex-Dividend Date and on or before the related Record Date;

(4) the Exercise Consideration due upon such Exercise includes any whole shares of Common Stock based on a Strike Price or number of Underlying Shares that is adjusted for such dividend or distribution; and

(5) such shares would be entitled to participate in such dividend or distribution (including pursuant to Section 5(c)(ii)),

then such adjustment will not be given effect for such Exercise and the shares of Common Stock issuable upon such Exercise based on such unadjusted Strike Price and unadjusted number of Underlying Shares will not be entitled to participate in such dividend or distribution, but there will be added, to the Exercise Consideration otherwise due upon such Exercise, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such shares of Common Stock had such shares been entitled to participate in such dividend or distribution.

(vi) Stockholder Rights Plans. If any shares of Common Stock are to be issued upon Exercise of any Warrant and, at the time of such Exercise, the Company has in effect any stockholder rights plan, then the Holder of such Warrant will be entitled to receive, in addition to, and concurrently with the delivery of, the consideration otherwise due upon such Exercise, the rights set forth in such stockholder rights plan, unless such rights have separated from the Common Stock at such time, in which case, and only in such case, the Strike Price will be adjusted pursuant to Section 5(e)(i)(3)(A) (with a corresponding adjustment to the number of Underlying Shares of each Warrant pursuant to Section 5(e)(i)(6)) on account of such separation as if, at the time of such separation, the Company had made a distribution of the type referred to in such Section 5(e)(i)(3)(A) to all holders of Common Stock, subject to potential readjustment in accordance with the last paragraph of Section 5(e)(i)(3)(A).

(vii) Determination of the Number of Outstanding Shares of Common Stock. For purposes of Section 5(e)(i), the number of shares of Common Stock outstanding at any time will (1) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (2) exclude shares of Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on shares of Common Stock held in its treasury).

(viii) Rounding of Calculations. All calculations with respect to the Strike Price and adjustments thereto will be made to the nearest cent (with half of one cent rounded upwards), and all calculations with respect to the number of Underlying Shares of any Warrant and adjustments thereto will be made to the nearest 1/10,000th of a share of Common Stock (with 5/100,000ths rounded upward).

(ix) Notice of Strike Price and Number of Underlying Shares Adjustments. Upon the effectiveness of any adjustment to the Strike Price or the number of Underlying Shares of the Warrants pursuant to Section 5(e)(i), the Company will, as soon as reasonably practicable and no later than ten (10) Business Days after the date of such effectiveness, send notice to the Holders (with a copy to the Exercise Agent) containing (1) a brief description of the transaction or other event on account of which such adjustment was made; (2) the Strike Price in effect immediately after such adjustment; (3) a brief description of any corresponding adjustment to the number of Underlying Shares of each Warrant; and (4) the effective time of such adjustment.

(f) Voluntary Adjustments.

(i) Generally. To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) decrease the Strike Price by any amount, or increase the number of Underlying Shares of each outstanding Warrant by any amount, if (1) the Board of Directors determines that such decrease or increase, as applicable, is in the Company’s best interest or that such decrease or increase, as applicable, is advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event; (2) such decrease or increase, as applicable, is in effect for a period of at least twenty (20) Business Days; and (3) such decrease or increase, as applicable, is irrevocable during such period. An adjustment to the number of Underlying Shares of any Warrant pursuant to Section 5(e) or 5(f) will be effective without the need to notate the same on, or otherwise amend, the Certificate representing such Warrant.

(ii) Notice of Voluntary Adjustment. If the Board of Directors determines to decrease the Strike Price or increase the number of Underlying Shares of the Warrants pursuant to Section 5(e)(i), then, no later than the first Business Day of the related twenty (20) Business Day period referred to in Section 5(e)(i), the Company will send notice to each Holder (with a copy to the Exercise Agent) of such decrease or increase, as applicable, quantifying the amount thereof and stating the period during which such decrease or increase, as applicable, will be in effect.

(g) Effect of Common Stock Change Event.

(i) Generally. If there occurs any:

(1) recapitalization, reclassification or change of the Common Stock, other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities;

(2) consolidation, merger, combination or binding or statutory share exchange involving the Company;

(3) sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(4) other similar event,

and, as a result of which, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Warrant Agreement,

(A) from and after the effective time of such Common Stock Change Event, (I) the consideration due upon Exercise of any Warrant will be determined in the same manner as if each reference to any number of shares of Common Stock (including any reference to the Underlying Shares) in this Section 5 or in Section 6, or in any related definitions, were instead a reference to the same number of Reference Property Units;

(B) if such Reference Property Unit includes, but does not consist entirely of, cash (it being understood, for the avoidance of doubt, that clause (C) below will apply instead of this clause (B) if such Reference Property Unit consists entirely of cash), then, from and after the effective time of such Common Stock Change Event, there will be deducted or removed, as applicable, from the Aggregate Strike Price otherwise payable to Exercise any Warrant pursuant to Section 5(c)(i), and from the cash that would otherwise be included in the Exercise Consideration due, pursuant to Section 5(d), to settle such Exercise, in each case pursuant to Physical Settlement, a cash amount equal to the product of (I) the number of Underlying Shares of such Warrant that are being so Exercised; and (II) the lesser of (x) the Strike Price on the Exercise Date for such Exercise; and (y) the amount of cash included in such Reference Property Unit;

(C) if such Reference Property Unit consists entirely of cash, then (I) from and after the effective time of such Common Stock Change Event, no delivery of the Aggregate Strike Price will be required to Exercise any Warrant; and (II) the Company will settle each Exercise of any Warrant whose Exercise Date occurs on or after the date of the effective time of such Common Stock Change Event by paying, on or before the tenth (10th) Business Day immediately after such Exercise Date, cash in an amount, equal to the product of (I) the number of Underlying Shares of such Warrant that are being so Exercised; and (II) the excess, if any, of (x) the amount of cash included in such Reference Property Unit over (y) the Strike Price (it being understood, for the avoidance of doubt, that the amount set forth in this clause (II) will be zero if the amount set forth in clause (x) is not greater than the amount set forth in clause (y)); and

(D) for these purposes, the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Company will notify the Holders of such weighted average as soon as practicable after such determination is made.

(ii) Execution of Supplemental Instruments. On or before the date the Common Stock Change Event becomes effective, the Company and, if applicable, the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver such supplemental instruments, if any, as the Company reasonably determines are necessary or desirable (which supplemental instruments will, for the avoidance of doubt, not require the consent of any Holder) to (y) provide for subsequent adjustments to the Strike Price and the number of Underlying Shares of the Warrants pursuant to Section 5(e)(i) in a manner consistent with this Section 5(g); and (z) contain such other provisions, if any, as the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to Section 5(g)(i). If the Successor Person is not the Company, or the Reference Property includes shares of stock or other securities or assets (other than cash) of a Person other than the Successor Person, then the Company will cause such Successor Person or Person, as applicable, to execute and deliver a joinder to this Warrant Agreement assuming the obligations of the Company under this Warrant Agreement, or the obligation to deliver such Reference Property upon Exercise of the Warrants, as applicable.

(iii) Notice of Common Stock Change Event. The Company will provide notice of each Common Stock Change Event to Holders no later than the second (2nd) Business Day after the effective date of the Common Stock Change Event.

(h) [Holder’s Exercise Limitations3

The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 5 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Exercise Notice, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 5(h), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 5(h) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of an Exercise Notice shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 5(h), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the transfer agent thereof setting forth the number of shares of Common Stock outstanding. Upon the written request of a Holder, the Company shall within two Trading Days confirm in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be [4.99%][9.99%][19.99%] of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 5(h), provided that the Beneficial Ownership Limitation in no event exceeds [9.99%] [19.99%] of the number of shares of

[3]	Note: this section, as well as the relevant thresholds, to be added in the execution version of the relevant Warrant at the election of each Subscriber.

the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 5(h) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 5(h) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.]

(i) No impairment. The Company will not, by amendment of its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, statutory share or interest exchange, division, conversion, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant Agreement and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders.

Section 6. Certain Provisions Relating to the Issuance of Common Stock.

(a) Equitable Adjustments to Prices. Whenever this Warrant Agreement requires the Company to calculate the average of the Last Reported Sale Prices, or any function thereof, over a period of multiple days (including to calculate or an adjustment to the Strike Price), the Company will make appropriate adjustments, if any, to those calculations to account for any adjustment to the Strike Price pursuant to Section 5(e)(i) that becomes effective, or any event requiring such an adjustment to the Strike Price where the Ex-Dividend Date, effective date or Expiration Date, as applicable, of such event occurs, at any time during such period.

(b) Reservation of Shares of Common Stock. At all times when any Warrant is outstanding, the Company will reserve (out of its authorized and not outstanding shares of Common Stock that are not reserved for other purposes), for delivery upon Exercise of the Warrants, a number of shares of Common Stock that would be sufficient to settle the Exercise of all Warrant(s) then outstanding (assuming, for these purposes, that each such Warrant is settled by the delivery of a number of shares of Common Stock equal to the number of Underlying Shares of such Warrant). The Company further covenants that its execution of this Warrant Agreement shall constitute full authority to its officers who are charged with the duty of issuing the necessary shares of Common Stock upon the exercise of the purchase rights under this Warrant Agreement. The Company will take all such actions as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the securities exchange or inter-dealer quotation system upon which the Common Stock may be listed or quoted. To the extent the Company delivers shares of Common Stock held in the Company’s treasury in settlement of any obligation under this Warrant Agreement to deliver shares of Common Stock, each reference in this Warrant Agreement to the issuance of shares of Common Stock in connection therewith will be deemed to include such delivery.

(c) Status of Shares of Common Stock; Covenant Regarding Par Value. Each share of Common Stock delivered upon Exercise of any Warrant of any Holder will be a newly issued or treasury share and will be duly authorized, validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of such Holder or the Person to whom such share of Common Stock will be delivered). If the

Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will use commercially reasonable efforts to cause each such share of Common Stock, when so delivered, to be admitted for listing on such exchange or quotation on such system. The Company will not engage in any transaction or take any action that would cause the Strike Price to be less than the par value per share of Common Stock.

(d) Taxes Upon Issuance of Common Stock. The Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Common Stock upon Exercise of any Warrant of any Holder, except any tax or duty that is due because such Holder requests those shares to be registered in a name other than such Holder’s name.

Section 7. Calculations.

(a) Responsibility; Schedule of Calculations. Except as otherwise provided in this Warrant Agreement, the Company will be responsible for making all calculations called for under this Warrant Agreement or the Warrants, including determinations of the Strike Price and the Last Reported Sale Prices. The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of such calculations to any Holder upon written request.

(b) Calculations Aggregated for Each Holder. The composition of the Exercise Consideration due upon Exercise of any Warrant of any Holder will be computed based on the total number of Warrants of such Holder being Exercised with the same Exercise Date. Any cash amounts due to such Holder in respect thereof will, after giving effect to the preceding sentence, be rounded to the nearest cent.

Section 8. Miscellaneous.

(a) Notices.

(i) Notices to Holders. All notices or communications required to be made to a Holder pursuant to this Warrant Agreement must be made in writing and will be deemed to be duly sent or given in writing if (1) mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to its address shown on the Register; or (2) transmitted by facsimile or by electronic transmission or other similar means of unsecured electronic communication to the facsimile or electronic address, as applicable, of such Holder shown on the Register, provided receipt of such facsimile or electronic transmission or communication is acknowledged. The failure to send a notice or communication to a Holder, or any defect in such notice or communication, will not affect its sufficiency with respect to any other Holder.

(ii) Notice Effectiveness. If a notice or communication is mailed or sent in the manner provided above in this Section 8(a) within the time prescribed, it will be deemed to have been duly given, whether or not the addressee receives it (except to the extent, but only to the extent, acknowledgement of receipt is expressly required by this Section 8(a)).

(b) Stamp and Other Taxes The Company will be responsible for paying all present or future stamp, court or documentary, intangible, recording, filing or similar taxes that arise from any Exercise, payment, or issuance made under, from the execution, delivery, performance or enforcement of, or otherwise with respect to, this Warrant Agreement, except any such tax that is due because a Holder requests any shares of Common Stock due upon Exercise of any Warrant of such Holder to be registered in a name other than such Holder’s name.

(c) Governing Law; Waiver of Jury Trial. THIS WARRANT AGREEMENT AND THE WARRANTS, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS WARRANT AGREEMENT OR THE WARRANTS, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AND EACH HOLDER (BY ITS ACCEPTANCE OF ANY WARRANT) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT AGREEMENT, THE WARRANTS OR THE TRANSACTIONS CONTEMPLATED BY THIS WARRANT AGREEMENT OR THE WARRANTS.

(d) Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Warrant Agreement or the transactions contemplated by this Warrant Agreement may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in Section 8(a) will be effective service of process for any such suit, action or proceeding brought in any such court. Each of the Company and each Holder (by its execution and delivery of this Warrant Agreement or by its acceptance of any Warrant) irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

(e) No Adverse Interpretation of Other Agreements. Neither this Warrant Agreement nor the Warrants may be used to interpret any other agreement of the Company or its Subsidiaries or of any other Person, and no such other agreement may be used to interpret this Warrant Agreement or the Warrants.

(f) Successors; Benefits of Warrant Agreement. All agreements of the Company in this Warrant Agreement and the Warrants will bind its successors. Subject to the preceding sentence, this Warrant Agreement is for the sole benefit of the parties hereto and for the Holders, as such, from time to time, and nothing in this Warrant Agreement, or anything that may be implied from any provision of this Warrant Agreement, will confer on any other Person any right, claim or remedy.

(g) Severability. If any provision of this Warrant Agreement or the Warrants is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Warrant Agreement or the Warrants will not in any way be affected or impaired thereby.

(h) Counterparts. The parties may sign any number of copies of this Warrant Agreement. Each signed copy will be an original, and all of them together represent the same agreement. Delivery of an executed counterpart of this Warrant Agreement by facsimile, electronically in portable document format or in any other format will be effective as delivery of a manually executed counterpart.

(i) Table of Contents, Headings, Etc. The table of contents and the headings of the Sections and sub-Sections of this Warrant Agreement have been inserted for convenience of reference only, are not to be considered a part of this Warrant Agreement and will in no way modify or restrict any of the terms or provisions of this Warrant Agreement.

(j) Withholding Taxes. Each Holder of a Warrant agrees that if the Company or other applicable withholding agent pays withholding taxes or backup withholding on behalf of such Holder or beneficial owner as a result of an adjustment or the non-occurrence of an adjustment to the Strike Price or the number of Underlying Shares of the Warrants, then the Company or such withholding agent, as applicable, may, at its option, set off such payments against payments of cash or the delivery of other Exercise Consideration on such Warrant, any payments on the Common Stock or sales proceeds received by, or other funds or assets of, such Holder or the beneficial owner of such Warrant.

(k) Entire Agreement. This Warrant Agreement, including all Exhibits hereto, together with the Registration Rights Agreement constitute the entire agreement of the Parties with respect to the specific subject matter covered hereby and thereby, and supersedes in their entirety all other agreements or understandings between or among the parties with respect to such specific subject matter.

(l) No Other Rights. The Warrants will confer no rights to the Holders thereof except as provided in this Warrant Agreement. For the avoidance of doubt, and without limiting the operation of Sections 5(e)(v), 5(e)(ii)(1) and 5(c)(ii), and the provisos to Sections 5(e)(i)(3)(A) and 5(e)(i)(4), the Warrants will not confer to the Holders thereof any rights as stockholders of the Company.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties to this Warrant Agreement have caused this Warrant Agreement to be duly executed as of the date first written above.

NEW PLUTO GLOBAL, INC.

By:
Name:
Title:

[INITIAL HOLDER #1 LEGAL NAME]

By:
Name:
Title:

Contact Information:

Address:

Attention:

Facsimile Number:

Email Address:

EXHIBIT A

FORM OF WARRANT

[Insert Restricted Security Legend, if applicable]

New Pluto Global, Inc.

Warrants

Certificate No. [___]

New Pluto Global, Inc., a Delaware corporation (the “Company”), certifies that [___] is the registered owner of [__] Warrants represented by this certificate (this “Certificate”). The initial number of Underlying Shares of the Warrant(s) represented by this Certificate is [__] shares of Common Stock, which number is subject to adjustment as provided in the Warrant Agreement referred to below.

The terms of the Warrants are set forth in the Warrant Agreement, dated as of [__], between the Company and the initial Holders (the “Warrant Agreement”). Capitalized terms used in this Certificate without definition have the respective meanings ascribed to them in the Warrant Agreement.

Additional terms of this Certificate are set forth on the other side of this Certificate.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, New Pluto Global, Inc. has caused this instrument to be duly executed as of the date set forth below.

NEW PLUTO GLOBAL, INC.

Date:	By:
Name:
Title:

New Pluto Global, Inc.

Warrants

This Certificate represents one or more duly issued and outstanding Warrants having an initial number of Underlying Shares as set forth on the face of this Certificate. Certain terms of the Warrants are summarized below. Notwithstanding anything to the contrary in this Certificate, to the extent that any provision of this Certificate conflicts with the provisions of the Warrant Agreement, the provisions of the of the Warrant Agreement will control.

1. Method of Payment. Cash amounts due on the Warrants represented by this Certificate will be paid in the manner set forth in Section 3(d) of the Warrant Agreement.

2. Persons Deemed Owners. The Person in whose name this Certificate is registered will be treated as the owner of the Warrant(s) represented by this Certificate for all purposes, subject to Section 3(j) of the Warrant Agreement.

3. Transfers and Exchanges. All Warrants will be in registered form. Subject to the terms of the Warrant Agreement, the Holder of the Warrant(s) represented by this Certificate may transfer or exchange such Warrant by presenting this Certificate to the Registrar and delivering any required documentation or other materials.

4. No Right of Redemption by the Company. The Company will not have the right to redeem the Warrants at its election.

5. Exercise Rights. The Warrants will be Exercisable for Exercise Consideration in the manner, and subject to the terms, set forth in Section 5 of the Warrant Agreement.

6. Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

* * *

To request a copy of the Warrant Agreement, which the Company will provide to any Holder at no charge, please send a written request to the following address:

New Pluto Global, Inc.

[Address]

Attention: Chief Financial Officer

EXERCISE NOTICE

New Pluto Global, Inc.

Subject to the terms of the Warrant Agreement, by executing and delivering this Exercise Notice, the undersigned Holder of the Warrant(s) identified below directs the Company to Exercise (check one):

☐	all of the Underlying Shares of the Warrants

☐	* Underlying Shares of the Warrant(s)

identified by Certificate No.     .

Settlement Method (check one):

☐	Physical Settlement.

☐	Cashless Settlement.

(If Physical Settlement) Aggregate Strike Price:

☐	Cash in an amount equal to $ .

(Optional) Identify account within the United States to which any cash Exercise Consideration will be wired:

Bank Routing Number:

SWIFT Code:

Bank Address:

Account Number:

Account Name:

Date:
(Legal Name of Holder)

By:
Name:
Title:

*	Must be a whole number.

ASSIGNMENT FORM

New Pluto Global, Inc.

Subject to the terms of the Warrant Agreement, the undersigned Holder of the Warrant(s) identified below assigns (check one):

☐	all of the Underlying Shares of the Warrants

☐	[1] Warrant(s)

identified by Certificate No.     , and all rights thereunder, to:

Name:

Address:

Social security or tax identification number:

and irrevocably appoints:

as agent to transfer the within Warrant(s) on the books of the Company. The agent may substitute another to act for him/her.

Date:
(Legal Name of Holder)

By:
Name:
Title:

[1]	Must be a whole number.

EXHIBIT B

FORM OF RESTRICTED SECURITY LEGEND

THE OFFER AND SALE OF THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND SUCH SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT; OR (B) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

EXHIBIT B

FORM OF ASSIGNMENT AGREEMENT

[•], 202_

Paramount Global

New Pluto Global, Inc.

[ADDRESS]

Ladies and Gentlemen:

Pursuant to the Subscription Agreement dated as of _______, 2024 (the “Subscription Agreement”), by and among Paramount Global, a Delaware corporation (the “Company”), New Pluto Global, Inc., a newly formed Delaware corporation that is a wholly owned subsidiary of the Company (“Newco”), and [SUBSCRIBER] (the “Assignor”), the Assignor subscribed for: (a) [•] shares of Newco Class B Common Stock at the Purchase Price (“Commitment”), and (b) [•] Subscribed Warrants. The Assignor and the Assignee each hereby give notice to the Company and Newco of the assignment (the “Assignment”) by the Assignor of a portion of its Commitment to _____________ (the “Assignee”), constituting (i) ______ shares of Newco Class B Common Stock, and (ii) [_____________Warrants (collectively, the “Assigned Securities”). Capitalized terms used herein but not otherwise defined in this Assignment of Commitment (this “Assignment”) shall have the meanings ascribed to such terms in the Subscription Agreement.

The Assignor and the Assignee hereby agree as follows:

1. Assignment.

(a) The Assignor hereby assigns, transfers and conveys all of its rights, benefits, duties, obligations, liabilities, title and interest in the Assigned Securities under the Subscription Agreement to Assignee.

(b) The Assignee hereby accepts the Assignment pursuant to Section 1(a) above, and agrees with the Assignor, the Company and Newco that the Assignee will be bound in all respects by the Subscription Agreement as if an ab initio signatory thereto and will perform all obligations and assume all rights and liabilities of the Assignor in relation to the Assigned Securities (including, without limitation, the obligation to pay on the Closing Date the applicable portion of the Purchase Price for, and the right to receive and become the record holder of, the Assigned Securities).

2. Representations of the Assignor. The Assignor represents and warrants that it is the legal and beneficial owner of the subscription rights set forth in the Subscription Agreement and has full power and authority to transfer to the Assignee its rights to subscribe for the Assigned Securities. The execution, delivery and performance by the Assignor of this Subscription Agreement have been duly authorized by all necessary action on behalf of the Assignor. This

Subscription Agreement has been duly executed and delivered by the Assignor and this Subscription Agreement and the Subscription Agreement constitute valid and binding obligations of the Assignor in respect of the Assigned Securities, enforceable in accordance with their respective terms.

3. Representations of the Assignee.

(a) The Assignee represents and warrants that it has full power and authority to consummate the transactions contemplated hereunder including to subscribe for the Assigned Securities. The execution, delivery and performance by the Assignee of this Subscription Agreement have been duly authorized by all necessary action on behalf of the Assignee. This Subscription Agreement has been duly executed and delivered by the Assignee and this Subscription Agreement and the Subscription Agreement constitute valid and binding obligations of the Assignee in respect of the Assigned Securities, enforceable in accordance with their respective terms (as if the Assignee was a signatory to the Subscription Agreement with respect to the Assigned Securities).

(b) The Assignee hereby agrees to be bound by and, without prejudice to the generality of the foregoing, hereby gives the representations, warranties and other undertakings of Subscriber contained in the Subscription Agreement in relation to the Assigned Securities, as if all such representations, warranties and other undertakings were repeated at the date of this Subscription Agreement with respect to Assignee instead of Assignor, mutatis mutandis. In connection therewith, the Assignee has completed the questionnaire(s) set forth on Annex A attached hereto.

4. Covenants of the Assignee. The Assignee agrees and covenants that it will be bound by the terms of the Subscription Agreement relating to the Assigned Securities (including, without limitation, to pay the applicable portion of the Purchase Price therefor on the Closing Date).

5. Release of Assignor’s Obligations. Unless the Company has provided its prior written consent to the Assignment, the Assignor shall remain liable to the Company and Newco for all of its duties, liabilities and obligations under the Subscription Agreement in the event of any default by the Assignee hereunder.

6. Further Assurances. Each of the parties hereto hereby agrees with each other to do all acts, matters and things which may be necessary or reasonably desirable to give effect to the matters contemplated in this Subscription Agreement.

7. Miscellaneous. Section 6 of the Subscription Agreement (Miscellaneous) shall apply to this Subscription Agreement, mutatis mutandis, as if set forth herein.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Assignee has executed or caused this Assignment Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Assignee:	State/Country of Formation or Domicile:

By:

Name:

Title:

Name in which shares are to be registered (if different):	Date: ______________, 202_

Investor’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:__________________	Attn:__________________

Telephone No.:	Telephone No.:

Number of Shares Being Assigned:

Purchase Price for Assigned Shares:

[Number of Warrants Being Assigned:]

[ATTACH COMPLETED ANNEX A FROM SUBSCRIPTION AGREEMENT FOR ASSIGNEE]

IN WITNESS WHEREOF, the Assignor has executed or caused this Assignment Agreement to be executed by its duly authorized representative as of the date set forth below.

[SUBSCRIBER]

By:

Name:

Title:

Date: ____________, 202_

ANNEX A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Annex A should be completed by Subscriber

and constitutes a part of the Subscription Agreement.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the box, if applicable)

☐	Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

** OR **

B.	ACCREDITED INVESTOR STATUS (Please check the box)

☐

Subscriber is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and has marked and initialed the appropriate box below indicating the provision under which it qualifies as an “accredited investor.”

** AND **

C.	AFFILIATE STATUS

(Please check the applicable box)

SUBSCRIBER:

☐ is:

☐ is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box(es) below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an institutional “accredited investor.”

☐

Any bank, registered broker or dealer, insurance company, registered investment company, business development company, small business investment company, private business development company, or rural business investment company;

☐	Any investment adviser registered pursuant to section 203 of the Investment Advisers Act or registered pursuant to the laws of a state;

☐	Any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act;

☐

Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐

Any employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐

Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code, in each case that was not formed for the specific purpose of acquiring the securities offered and that has total assets in excess of $5,000,000;

☐

Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D under the Securities Act;

☐

Any entity, other than an entity described in the categories of “accredited investors” above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐

Any “family office,” as defined under the Investment Advisers Act that satisfies all of the following conditions: (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

☐

Any “family client,” as defined under the Investment Advisers Act, of a family office meeting the requirements in the previous paragraph and whose prospective investment in the issuer is directed by such family office pursuant to the previous paragraph; or

☐	Any entity in which all of the equity owners are “accredited investors”.

[Specify which tests:    ]

☐	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐

Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐

Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐

Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status; or

☐

Any natural person who is a “knowledgeable employee,” as defined in the Investment Company Act, of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act.